EXHIBIT 99(a)

Execution Copy

CREDIT AGREEMENT

dated as of

November 14, 2011

among

UNIVERSAL FOREST PRODUCTS, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO BANK, N.A.,

as Syndication Agent

J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 2.05 - Existing Letters of Credit
Schedule 3.06 - Disclosed Matters – Litigation and Environmental Matters
Schedule 6.02 - Existing Liens
Schedule 6.04 - Existing Investments, Loans and Advances
Schedule 6.08 - Restrictive Agreements

EXHIBITS:

Exhibit A - Form of Assignment and Assumption
Exhibit B - Foreign Subsidiary Borrower Agreement
Exhibit C - Foreign Subsidiary Borrower Termination
Exhibit D - Guaranty
Exhibit E - Lender Addition and Acknowledgement Agreement
Exhibit F - Mandatory Cost
Exhibit G - Pledge Agreement
Exhibit H - Note
Exhibit I - Tax Certificates

This CREDIT AGREEMENT (this “Agreement”), dated as of November 14, 2011, is among UNIVERSAL FOREST PRODUCTS, INC., the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I
Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person.

"Adjusted Leverage Ratio" means, as of any date, the ratio of (a) the Total Seasonally Adjusted Debt as of such date to (b) the Total Adjusted Capitalization as of such date.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, to the extent applicable, plus, without duplication, and (ii) in the case of Loans by a Lender from its Applicable Lending Installation in the United Kingdom, the Mandatory Cost.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any Loan or any Letter of Credit.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all Lenders at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the aggregate amount of the Revolving Credit Exposures of all Lenders at such time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.15(b).

“Alternate Base Rate” means (a) with respect to Loans denominated in U.S. Dollars, the Alternate Base Rate - U.S., and (b) with respect to Loans denominated in Canadian Dollars, the Alternate Base Rate - Canada.

“Alternate Base Rate - U.S.” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London, England time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Base Rate - Canada” means, for any day, the greater of (a) the Canadian Prime Rate and (b) the CDOR Rate for a one month term in effect from time to time plus 100 basis points per annum.

“Applicable Administrative Agent” means (a) with respect to a Loan or Borrowing denominated in Dollars or with respect to any payment that does not relate to any Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in a Foreign Currency, the Administrative Agent or an Affiliate thereof designated pursuant to Article VIII.

“Applicable Creditor” shall have the meaning assigned to such term in Section 9.15(b).

“Applicable Lending Installation” is defined in Section 2.02(e).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan, any Eurocurrency Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Margin” or “Facility Fee Rate”, as the case may be, based upon the Adjusted Leverage Ratio as of the most recent determination date:

Level	Adjusted Leverage Ratio	Facility Fee Rate	Applicable Margin – ABR Loans	Applicable Margin – Eurocurrency Loans and Letters of Credit
I	< 0.25:1.0	15.0 bps	10 bps	110.0 bps
II	< 0.30:1.0 but ≥ 0.25:1.0	20.0 bps	17.5 bps	117.5 bps
III	< 0.35:1.0 but ≥ 0.30:1.0	25.0 bps	25.0 bps	125.0 bps
IV	< 0.40:1.0 but ≥ 0.35:1.0	30.0 bps	45.0 bps	145.0 bps
V	≥ 0.40:1.0	35.0 bps	65.0 bps	165.0 bps

The Applicable Rate shall be determined in accordance with the foregoing table based on the Adjusted Leverage Ratio as determined in the most recent quarterly financial statements for the first three Fiscal Quarters of each Fiscal Year and the audited year end financial statements for the last Fiscal Quarter (in each case calculated on a trailing four quarter basis) of the Company.  Adjustments, if any, to the Applicable Rate shall be effective five Business Days after the Administrative Agent is scheduled to receive the applicable financials under Section 5.01(a) or (b) and certificate under Section 5.01(c).  If any Event of Default exists, then the Applicable Rate shall be set at Level V.  The Applicable Rate shall be set at Level I on the Effective Date and shall be adjusted for the first time based on the financial statements for the Fiscal Quarter ending September 24, 2011.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

"A/R Sale Obligations" means the aggregate consolidated obligations of the Company and its Restricted Subsidiaries pursuant to all sales and other transfers of Sale Receivables in connection with Permitted A/R Sale Transactions.  For purposes of this definition, the amount of such obligations shall be deemed to be, as of any date, the aggregate purchase price paid to date for Sale Receivables by the purchaser thereof, net of any and all collections and recourse payments with respect to such Sale Receivables that have been received by or on behalf of such purchaser (or, if determined by the Administrative Agent, such other amount determined by the Administrative Agent based on the aggregate outstanding principal amount thereof if all Permitted A/R Sale Transactions were structured as on balance sheet financings, whether or not shown as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries), together with any discount, interest, fees, indemnities, penalties, recourse obligations, expenses or other amounts representative of yield or interest earned on such investment or otherwise in connection therewith, to the extent that any of such items are, as of the date of determination, outstanding and unpaid.

"A/R Subsidiary" means a wholly-owned Restricted Subsidiary of the Company that engages in no activities other than the purchase of accounts receivable from other Restricted Subsidiaries of the Company and from the Company and Permitted A/R Sale Transactions and any necessary related activities and owns no assets other than accounts receivable so purchased (including Sale Receivables), the proceeds of such accounts receivable, and such other assets as are required in connection with Permitted A/R Sale Transactions, and which Restricted Subsidiary shall be a Guarantor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Unused Commitment” means, with respect to a Lender at any time, an amount equal to the amount by which (a) the Commitment of such Lender at such time exceeds (b) the Revolving Credit Exposure of such Lender at such time.

“Availability” means, at any time, an amount equal to (a) the Aggregate Commitments minus (b) the Aggregate Revolving Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender that is a Lender on the Effective Date or at the time it enters into any such banking services or any of its Affiliates: treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (b) with respect to a limited liability company, the board of managers of the company or such managers or committee serving a similar function; (c) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (d) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.

“Borrowers” means the Company and the Foreign Subsidiary Borrowers.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Revolving Borrowing that is an ABR Borrowing denominated in Dollars, $500,000, (b) in the case of a Revolving Borrowing that is an ABR Borrowing denominated in Canadian Dollars, the smallest amount of Canadian Dollars that has a Dollar Equivalent in excess of $500,000, (c) in the case of a Revolving Borrowing that is a Eurocurrency Borrowing denominated in Dollars, $1,000,000, (d) in the case of a Revolving Borrowing denominated in a Foreign Currency (other than an ABR Borrowing denominated in Canadian Dollars), the smallest amount of such Foreign Currency that is a multiple of 1,000,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $1,000,000, (e) in the case of a Swingline Borrowing denominated in Dollars, $10,000 or such other amount agreed to by the Swingline Lender and the applicable Borrower, and (f) in the case of a Swingline Borrowing denominated in a Foreign Currency, the smallest amount of such Foreign Currency that is a multiple of 10,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $10,000 or such other amount agreed to by the Swingline Lender and the applicable Borrower.

“Borrowing Multiple” means (a) in the case of a Revolving Borrowing that is an ABR Borrowing denominated in Dollars, $500,000, (b) in the case of a Revolving Borrowing that is an ABR Borrowing denominated in Canadian Dollars, the smallest amount of Canadian Dollars that has a Dollar Equivalent in excess of $500,000, (c) in the case of a Revolving Borrowing that is a Eurocurrency Borrowing denominated in Dollars, $1,000,000, (d) in the case of a Revolving Borrowing denominated in a Foreign Currency (other than an ABR Borrowing denominated in Canadian Dollars), 1,000,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $500,000, (e) in the case of a Swingline Borrowing denominated in Dollars, $10,000 or such other amount agreed to by the Swingline Lender, and (f) in the case of a Swingline Borrowing denominated in a Foreign Currency, 10,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $10,000 or such other amount agreed to by the Swingline Lender.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means (a) a day other than a Saturday, Sunday or other day on which the Administrative Agent is not open to the public for carrying on substantially all of its banking functions in Chicago, Illinois, (b) with respect to any Eurocurrency Loan (other than a Eurocurrency denominated Canadian Dollars), a day which satisfies the requirements of clause (a) of this definition and is a day on which banks are open for dealings in deposits in the currency in which such Eurocurrency Loan is denominated in the London interbank market, (c) with respect to any Loan denominated in Euro, a day which satisfies the requirements of clauses (a) and (b) of this definition and is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, (d) with respect to any Loan denominated Canadian Dollars, a day which satisfies the requirements of clause (a) of this definition and is a day on which banks generally are open in Toronto, Ontario, for the conduct of substantially all of their commercial lending activities and a day on which commercial banks are open for foreign exchange business in Canada and dealings in Canadian Dollars are carried on in the applicable offshore foreign exchange interbank market or other market in which disbursement of or payment in Canadian Dollars will be made or received hereunder, and (e) in addition to all other requirements hereunder, with respect to any Swingline Foreign Currency Loan, a day on which the Applicable Administrative Agent is open to the public for carrying on substantially all of its banking functions in its primary office used to make such Swingline Foreign Currency Loan.

"Canadian Dollars" or "C$" means the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, the annual rate of interest announced from time to time by the Administrative Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by it in Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of: (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m.  Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable interest period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

"Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of Voting Stock of the Company; (ii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; (iii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Company; or (iv) the occurrence of any "Change of Control" or similar term as defined in any agreement or instrument relating to the Senior Note Debt.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, the “Collateral” under and as defined in, and any other assets upon which a Lien has been granted by, any of the Collateral Documents.

“Collateral Agent” means JPMorgan in its capacity as Collateral Agent under the Intercreditor Agreement and any successor Collateral Agent thereunder.

“Collateral Documents” means, collectively, the Intercreditor Agreement, all Pledge Agreements and all other agreements or documents granting or perfecting a Lien in favor of the Collateral Agent for the benefit of the Secured Parties or otherwise providing support for the Secured Obligations at any time, each in form and substance satisfactory to the Administrative Agent, and as amended or modified from time to time.

“Commitments” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $265,000,000.

“Company” means Universal Forest Products, Inc., a Michigan corporation, and its successors.

“Continuing Directors” means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

"EBITA" means, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense, and (b) income taxes, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

"EBITDA" means, for any period, EBITA for such period plus all amounts deducted in determining such EBITA on account of depreciation or amortization, all as determined for the Company and its Restricted Subsidiaries or for the Company and its Subsidiaries, as the context may require, on a consolidated basis in accordance with GAAP, provided that all references in EBITA and all defined terms used therein to "the Company and its Restricted Subsidiaries" shall be deemed references to "the Company and its Subsidiaries" when determining  EBITDA for the Company and its Subsidiaries.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements which are applicable to the Company or its Subsidiaries and are issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Euro” or “€” means the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Exchange Rate Date” means, if on such date any outstanding Loan is (or any Loan that has been requested at such time would be) denominated in a currency other than Dollars, each of:

(a) the last Business Day of each calendar month,

(b) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and

(c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Borrowing or (ii) each request for the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a)  income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.16(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.16(a).

“Existing Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement” means the Credit Agreement dated as of December 20, 2004, as amended, among the Company, Universal Forest Products of Canada Inc., the Existing Administrative Agent and the Existing Lenders party thereto.

“Existing Lenders” means the lenders party to the Existing Credit Agreement.

“Existing Letter of Credit” means a letter of credit issued and outstanding under the Existing Credit Agreement and listed on Schedule 2.05 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of nationally recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or other officer acceptable to the Administrative Agent.

“Fiscal Quarter” means each fiscal quarter of the Company ending on a Saturday occurring near the end of each March, June, September and December, as determined by the Company in a manner consistent with its prior practice.

“Fiscal Year” means each fiscal year of the Company ending on a Saturday occurring near the end of each December, as determined by the Company in a manner consistent with its prior practice.

“Foreign Currency” means (a) with respect to any Revolving Loan, (i) Canadian Dollars, Euros and Sterling, and (ii) any other currency other than Dollars acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market and agreed to by all the Lenders, (b) with respect to any Letter of Credit, any currency other than Dollars acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Issuing Bank issuing such Letter of Credit, and (c) with respect to any Swingline Foreign Currency Loan, any currency other than Dollars acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Swingline Lender.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Borrower” means each Foreign Subsidiary that has been designated as a Foreign Subsidiary Borrower by the Company pursuant to Section 2.19, other than a Foreign Subsidiary Borrower that has ceased to be a Foreign Subsidiary Borrower as provided in Section 2.19.

“Foreign Subsidiary Borrower Agreement” means a Foreign Subsidiary Borrower Agreement substantially in the form of Exhibit B.

“Foreign Subsidiary Borrower Termination” means a Foreign Subsidiary Borrower Termination substantially in the form of Exhibit C.

"GAAP" means generally accepted accounting principles in the United States of America (except with respect to businesses outside the United States acquired in Acquisitions for periods prior to the date of the Acquisition).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Person required to execute a Guaranty pursuant to Section 2.21.

“Guaranty” means each guaranty or similar agreement executed by any of the Guarantors and Guaranteeing the Obligations - All Credit Parties, as amended, supplemented or otherwise modified from time to time, and in substantially the form attached hereto as Exhibit D.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Incremental Term Loan Amendment Documents” is defined in Section 2.08(g).

“Incremental Term Loans” is defined in Section 2.08(g).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or similar obligations, (b) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), provided that earnout payments will be included in Indebtedness only to the extent required to be shown as a balance sheet liability under GAAP, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness, if such Indebtedness has not been assumed and is non-recourse to such Person, will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Off-Balance Sheet Liabilities of such Person, (l) all Swap Agreement Obligations, and (m) all obligations under any Disqualified Stock of such Person; provided, however, that, “Indebtedness” shall not include any obligations resulting from the endorsement of negotiable instruments in the ordinary course of business, any obligations under performance, bid, appeal, stay, customs and surety bonds, performance and completion guarantees, bank guarantees and bankers’ acceptances required in the ordinary course of business or in connection with the enforcement of claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in a Default, any contingent obligations incurred in the ordinary course of business with respect to obligations not constituting Indebtedness or any obligations under Swap Agreements entered into for purposes of hedging foreign currency exchange exposure and not for speculative purposes.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated September, 2011 relating to the Company and the Transactions.

"Intercreditor Agreement" means the Intercreditor Agreement dated as of November 13, 1998 among the Creditors (as defined therein) of the Company and JPMorgan (as successor by merger to Bank One, N.A., which was successor by merger with Bank One, Michigan, formerly known as NBD Bank), as Collateral Agent, as amended or modified from time to time, under which agreement the Lenders, the Administrative Agent and the Senior Note Holders agree to share equally and ratably in any proceeds realized from the enforcement of any guarantees from the Company and any Subsidiaries of the Company and any pledges of any Equity Interests of any Foreign Subsidiaries which guarantee or secure, as the case may be, the Obligations - All Credit Parties, the Senior Note Debt and the other Subject Obligations, provided that such Intercreditor Agreement, and any amendments or modifications thereto, shall be in form and substance acceptable to the Required Lenders and the Administrative Agent.

"Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter of the Company, the ratio of (a) EBITA to (b) Total Interest Expense, in each case as calculated for the four consecutive Fiscal Quarters then ending, all as determined in accordance with GAAP.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any Eurocurrency Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, such other period requested by a Borrower) thereafter, as a Borrower may elect, and (b) as to any Swingline Foreign Currency Loan that is a Eurocurrency Borrowing, the period commencing on the date of such  Loan and ending on the day that is designated in the notice delivered  pursuant to Section 2.04 with respect to such Swingline Foreign Currency Loan; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its functions.

“Issuing Bank” means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and its successors.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.15(b).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of a Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Addition and Acknowledgement Agreement” means an agreement in substantially the form of Exhibit E hereto, with such changes thereto as approved by the Administrative Agent.

“Lenders” means the Persons (including their Applicable Lending Installations) listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” as used herein and in any other Loan Documents, includes without limitation the Swingline Lender and reference to any Lender includes such Lender and its Applicable Lending Installations.

“Letter of Credit” means any letter of credit or similar instrument (including without limitation a bank guarantee) acceptable to the Issuing Bank issued for the account of the Company or a Subsidiary pursuant to this Agreement. All references in this Agreement to account party, beneficiary, reimbursements, draws and similar terms used with respect to any letter of credit constituting a Letter of Credit shall be interpreted in a similar manner as determined by the Issuing Bank when used with respect to any similar instrument (including without limitation a bank guarantee) acceptable to the Issuing Bank constituting a Letter of Credit.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Administrative Agent at approximately 11:00 a.m., London, England time, on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Reuters screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Applicable Administrative Agent of the respective interest rates per annum reported to the Applicable Administrative Agent by JPMorgan as the rate at which it offers to place deposits in the currency of such Borrowing for such Interest Period to first-class banks in the London interbank market at approximately 11:00 a.m., London, England time, on the Quotation Day for such Interest Period; provided, with respect to any Loan denominated in Canadian Dollars, "LIBO Rate" shall mean the CDOR Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset (but not including the interests of lessors under operating leases) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Guaranty, each Collateral Document and all other instruments, agreements or documents executed in connection herewith at any time.

“Loan Party” means any Borrower or any Guarantor.

“Loans” means any Swingline Loan or Revolving Loan.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars or in Canadian Dollars, Chicago, Illinois time, (b) with respect to a Revolving Loan denominated in any Foreign Currency (other than Canadian Dollars), London, England time, and (c) with respect to any other Loan or Borrowing, such time reasonably designated by the Administrative Agent.

“London Administrative Office” means the office of the Administrative Agent in London, England designated by the Administrative Agent from time to time as the London Administrative Office for purposes of this Agreement.

“Mandatory Cost” is defined on Exhibit F hereto.

“Margin Stock” means “margin stock” as defined in Regulations U and X of the Board as from time to time in effect.

"Material Adverse Effect" means (i) a material adverse effect on the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Restricted Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of a Borrower or any Guarantor to perform its obligations under the Loan Documents.

“Material Indebtedness” means (a) the Senior Note Debt and (b) any other Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Restricted Subsidiaries, in an aggregate principal amount exceeding the Dollar Equivalent of $5,000,000 (or $15,000,000 in the case of clause (g)(ii) of Article VII). For purposes of determining Material Indebtedness, the Indebtedness of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the fifth anniversary of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Income" means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period, (b) the loss of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent such loss is funded by the Company or any of its Restricted Subsidiaries during such period, (c) the income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets are acquired by the Company or any of its Restricted Subsidiaries, (d) the proceeds of any insurance policy, other than proceeds of business interruption insurance to the extent included in net income under GAAP and not excluded by any other exclusion under this definition of Net Income, (e) gains or non-cash losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Restricted Subsidiaries and any other income of the Company and its Restricted Subsidiaries which is not from their continuing operations, and related tax effects in accordance with GAAP, (f) any other extraordinary or non-recurring gains or non-cash losses of the Company or its Restricted Subsidiaries, and related tax effects in accordance with GAAP, (g) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (h) any one-time non-cash charges related to ASC 805 (formerly SFAS 141 and 141(R)) or ASC 350 (formerly SFAS 142) or to any acquisition or disposition of assets, (i) all amounts booked as expenses relating to Permitted A/R Sale Transactions, (j) non-cash stock-based compensation expenses, (k) non-cash charges related to asset impairments, (l) amortization of intangible assets, and (m) severance and early retirement costs in an aggregate amount not to exceed $5,000,000 in any four consecutive Fiscal Quarters.

"Net Worth – Restricted Subsidiaries" means, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and the Restricted Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Restricted Subsidiaries, less the amount of any investment in Unrestricted Subsidiaries, all on a consolidated basis in accordance with GAAP.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligation Holders” means the Collateral Agent, the Administrative Agent, the Issuing Bank, the Lenders and the other holders of the Obligations - All Credit Parties.

“Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations on the Advances, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers or any of them to the Lenders, the Administrative Agent, any indemnified party or any of them arising under the Loan Documents.

“Obligations - All Credit Parties” means, collectively, (a) the Obligations, (b) the Banking Services Obligations, and (c) the Swap Agreement Obligations.

“Off-Balance Sheet Liability” of a Person means (a) any obligation under a sale and leaseback transaction which is not a Capital Lease Obligation, (b) any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (c) the amount of obligations outstanding under the legal documents entered into as part of any asset securitization, factoring or similar transaction on any date of determination that would be characterized as principal if such asset securitization, factoring or similar transaction were structured as a secured lending transaction rather than as a purchase or (d) any other transaction (excluding operating leases for purposes of this clause (d)) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, including without limitation Permitted A/R Sale Transactions; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Administrative Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted A/R Sale Transaction" means any transaction, or series of transactions, under which Sale Receivables owned by the A/R Subsidiary are sold or transferred to a third-party purchaser in exchange for consideration, in cash or its equivalent, in an amount equal to the fair market value thereof, and under which the A/R Subsidiary, the Company and/or another Restricted Subsidiary shall continue to service the Sale Receivables as agent or sub-agent on behalf of the purchaser thereof.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety, customs and appeal bonds (provided that such deposits do not exceed $10,000,000 for any appeal), performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)  cash in Dollars or Canadian Dollars;

(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c)  investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of the Administrative Agent or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(f) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (c) through (e) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

(g) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P or Aaa by Moody’s;

(h) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(i)  repurchase obligations with a term of not more than 180 days underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (d) above;

(j) “money market” preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;

(k) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(l)  shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (b) through (h) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements” means all pledge agreements and similar agreements granting a lien and security interest in at least 65% of the present and future Equity Interests of certain present and future Foreign Subsidiaries as required by Section 2.21, each in substantially the form attached hereto as Exhibit G entered into by the Company or any of its Domestic Subsidiaries at any time for the benefit of the Collateral Agent and the Secured Parties under and pursuant to the Intercreditor Agreement, as amended or modified from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Credit Facility” means (i) the Senior Note Purchase Agreement and the Senior Notes or any replacement or refinancing thereof, or (ii) documents evidencing Indebtedness in an amount of $10,000,000 or more outstanding.

“Priority Debt” means, at any time, the sum, without duplication, of (a) the aggregate principal amount of Indebtedness secured by Liens, (excluding Liens permitted under subsections (a), (b), (c), (d), (e), (f) and (g) of Section 6.02 of this Agreement, and Liens in favor of the Collateral Agent in Equity Interests as described in Section 2.21 securing the Subject Obligations subject to (and as defined in) the Intercreditor Agreement), and (b) Indebtedness of Restricted Subsidiaries that are not Guarantors, other than Indebtedness of a Restricted Subsidiary owing to (i) the Company or a Guarantor, (ii) the Lenders pursuant to this Agreement or the other Loan Documents, or (iii) the Senior Note Holders pursuant to the Senior Note Purchase Documents.

“Proposed New Lender” has the meaning assigned to such term in Section 2.08(g).

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period.  Notwithstanding the foregoing definition, the Quotation Day with respect to all Eurocurrency Borrowings denominated in Dollars or Canadian Dollars shall be deemed to be the second Business Day prior to the first day of the applicable Interest Period.  If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates (in any capacity, and including without limitation any Affiliate named as a syndication agent, documentation agent, joint lead arranger, joint bookrunner or other bookrunner or arranger) and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Aggregate Commitment at such time.  If the Commitments have terminated or expired, Required Lenders shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Responsible Officer” means the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of a Borrower or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

"Restricted Subsidiaries" means all Subsidiaries of the Company other than Unrestricted Subsidiaries.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Sale Receivables" means, collectively (a) accounts receivable that have been originated by the Company or a Restricted Subsidiary and transferred to the A/R Subsidiary for sale pursuant to a Permitted A/R Sale Transaction; (b) all proceeds of such accounts receivable; and (c) any and all instruments, contract rights, chattel paper, or other general intangibles relating to or arising out of such accounts receivable.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission.

“Secured Obligations” means, collectively, (a) the Obligations - All Credit Parties, and (b) the Senior Note Debt.

“Secured Parties” means the Obligation Holders and the Senior Note Holders.

“Senior Note Debt” means the indebtedness and other liabilities owing pursuant to any Senior Note Purchase Documents at any time.

“Senior Note Holders” means the holders of the Senior Note Debt.

“Senior Note Purchase Agreement” means the Note Agreement dated as of December 18, 2002 between the Company and the purchasers named therein related to the Senior Notes, as amended, supplemented or modified from time to time in accordance with the terms thereof.

“Senior Note Purchase Documents” means the Senior Note Purchase Agreement, the Senior Notes and all agreements and documents executed in connection therewith at any time and as amended or modified from time to time.

“Senior Notes” means the 6.16% Series 2002-A Senior Notes, Series A, Tranche B, due December 18, 2012 in the aggregate principal amount of $40,000,000 issued by the Company, issued pursuant to the Senior Note Purchase Agreement, as amended or modified from time to time and including any notes issued in exchange or replacement for such notes, and any other securities issued pursuant to the Senior Note Purchase Agreement at any time.

“Significant Subsidiary” means any one or more Restricted Subsidiaries which, if considered as a single Restricted Subsidiary, would own 15% or more of the Total Tangible Assets - Restricted Subsidiaries or account for 15% or more of the consolidated EBITDA (based on the most recent four consecutive Fiscal Quarters) of the Company and its Restricted Subsidiaries.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Swap Agreement” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any of its Restricted Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Swap Agreement Obligations” means any and all obligations of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owing to any Lender that is a Lender on the Effective Date or at the time it enters into the applicable Swap Agreement or any of its Affiliates under any and all Swap Agreements. For purposes of determining the “principal amount” of any Swap Agreement Obligations under any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or any Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Swingline Dollar Loan” means a Swingline Loan denominated in Dollars.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Foreign Currency Loan” means a Swingline Loan denominated in a Foreign Currency.

“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder and its successors in such capacity.  The Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made by Affiliates of the Swingline Lender, in which case the term “Swingline Lender” shall include any such Affiliate with respect to Swingline Loans made by such Affiliate.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Total Adjusted Capitalization" means, as of any date, the sum of Net Worth - Restricted Subsidiaries and Total Seasonally Adjusted Debt as of such date.

“Total Assets - All Subsidiaries” means, as of the date of determination, the total of all assets which would in accordance with GAAP be included on a consolidated balance sheet of the Company and its Subsidiaries as of such date.

 “Total Assets - Restricted Subsidiaries” means, as of the date of determination, the total of all assets which would in accordance with GAAP be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

"Total Debt" means, as of any date, without duplication, all of the following for the Company and its Restricted Subsidiaries on a consolidated basis: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, acceptances, Capital Lease Obligations or otherwise, (b) all liabilities secured by any Lien existing on property owned or acquired by the Company or any Restricted Subsidiary subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursement obligations under outstanding letters of credit (to the extent an underlying obligation is not accrued or included in Indebtedness), bankers' acceptances or similar instruments in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid and are not included in clause (a) above; but not including reimbursement obligations relating to undrawn letters of credit in support of any workers’ compensation or self-insurance plan; (d) all Off-Balance Sheet Liabilities, other than pursuant to Permitted A/R Sale Transactions; and (e) all Guarantees (other than guarantees issued by the Borrowers in favor of Restricted Subsidiaries to support routine trade accounts payable and operating lease obligations and excluding guaranties by Restricted Subsidiaries of the Company of the Senior Note Debt) relating to indebtedness, obligations or liabilities of any Person of the type described in the foregoing clauses (a), (b), (c) and (d).

"Total Interest Expense" means, for any period, total interest and related expense (including, without limitation, that portion of any Capital Lease Obligation attributable to interest expense in conformity with GAAP, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, all commissions, discounts, yield and other fees and charges incurred in connection with Permitted A/R Sale Transactions, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis for such period in accordance with GAAP.

"Total Seasonally Adjusted Debt" means, as of the end of any Fiscal Quarter of the Company, the following appropriate amount for such Fiscal Quarter end:  (a) for any Fiscal Quarter ending in March or June, 85% of Total Debt as of the end of such Fiscal Quarter, and (b) for any Fiscal Quarter ending in September or December, 115% of Total Debt as of the end of such Fiscal Quarter.

“Total Tangible Assets - All Subsidiaries” means, as of the date of determination, Total Assets - All Subsidiaries, less, to the extent included in Total Assets - All Subsidiaries, the sum of: (a) any surplus resulting from any write-up of assets subsequent to the Effective Date, (b) goodwill, (c) patents, trademarks, trade names and copyrights, and (d) any other amount in respect of an intangible which should be classified as an asset on such balance sheet in accordance with GAAP.

“Total Tangible Assets - Restricted Subsidiaries” means, as of the date of determination, Total Assets - Restricted Subsidiaries, less, to the extent included in Total Assets - Restricted Subsidiaries, the sum of: (a) any surplus resulting from any write-up of assets subsequent to the Effective Date, (b) goodwill, (c) patents, trademarks, trade names and copyrights, and (d) any other amount in respect of an intangible which should be classified as an asset on such balance sheet in accordance with GAAP.

“Transactions” means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder and all transactions related thereto.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(2).

"Unrestricted Subsidiary" means any Subsidiary designated by the Company as an Unrestricted Subsidiary in accordance with Section 2.23.

“Voting Stock” means Equity Interests of any class or classes of the Company having power under ordinary circumstances to vote for the election of members of the Board of Directors of such corporation, or Person performing similar functions.

“Wholly-Owned Subsidiary” means, as to any Person, a subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP; Pro Forma Treatment.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (subject, in the case of financial statements that are not fiscal year end statements, to the absence of footnotes and year-end audit adjustments); provided that, if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  For purposes of calculating the Adjusted Leverage Ratio (as used in Section 6.10 and in determining the Applicable Rate), the Interest Coverage Ratio, any Acquisition or any sale or other disposition outside the ordinary course of business by the U.S. Borrower or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, the net proceeds from which exceed $1,000,000, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis acceptable to the Administrative Agent.

SECTION 1.05.  Foreign Currency Calculations. (a) For purposes of determining the Dollar Equivalent of any Advance denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Advance is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Advance to be made or repaid on or prior to the applicable date for such calculation).

(b) For purposes of any determination under Article VI or VII, all amounts incurred, outstanding or proposed to be incurred or outstanding, and the amount of each investment, asset disposition or other applicable transaction, denominated in currencies other than Dollars shall be translated into Dollars at the Exchange Rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in Exchange Rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections.  Such Exchange Rates shall be determined in good faith by the Borrowers.

SECTION 1.06.  Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Eurodollar Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the current Interest Period.

(b)  Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Effective Date shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Foreign Currency Borrowings denominated in Euros.

(c)  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro or any other Foreign Currency.

ARTICLE II
The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars and Foreign Currencies to the Company and to Foreign Subsidiary Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in any of the following:

(a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment;

(b) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitments; or

(c) the Dollar Equivalent of the aggregate amount of all Revolving Loans, Letters of Credit and Swingline Loans denominated in Foreign Currencies exceeding $100,000,000.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.  Loans and Borrowings.  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders, ratably in accordance with their respective Applicable Percentages, on the date such Loans are made hereunder (or, in the case of Swingline Loans, in accordance with Section 2.04).  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.13, (i) each Revolving Borrowing denominated in Dollars or Canadian Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in a Foreign Currency (other than Canadian Dollars) shall be comprised entirely of Eurocurrency Loans.  Each Swingline Borrowing shall bear interest at such rate separately agreed to between the applicable Borrower and the Swingline Lender.

(c)  Each Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e)  Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender to the Administrative Agent, provided that not more than one Applicable Lending Installation shall be designated any time.  All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation.  Each Lender may, by written notice to the Administrative Agent and the Company, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.  Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has actual knowledge occurring after the date hereof which will entitle such Lender to compensation pursuant to Section 2.14 and will designate a different Applicable Lending Installation if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender or contrary to its policies.

SECTION 2.03.  Requests for Revolving Borrowings.  To request a Revolving Borrowing, the applicable Borrower shall notify the Applicable Administrative Agent of such request by telephone (provided that request for any Loan denominated in any Foreign Currency shall be made in writing in a form approved by the Applicable Administrative Agent in its reasonable discretion) (a) in the case of a Eurocurrency Borrowing denominated in Dollars or in Canadian Dollars, not later than 12:00 noon, Chicago, Illinois time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in Sterling or Euros, not later than 11:00 a.m., London, England time, three Business Days before the date of the proposed Borrowing, (c) in the case of a Eurocurrency Borrowing denominated in any other Foreign Currency, not later than such time required by the Applicable Administrative Agent three Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 10:00 a.m., Chicago, Illinois time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic communication to the Applicable Administrative Agent of a written Borrowing Request in a form approved by the Applicable Administrative Agent in its reasonable discretion and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrower requesting such Borrowing;

(ii)   in the case of a Revolving Borrowing requested by a Foreign Subsidiary Borrower, the currency (which may be Dollars or a Foreign Currency) in which such Borrowing is to be denominated;

(iii)  the aggregate amount of the requested Borrowing (expressed in Dollars or the applicable Foreign Currency);

(iv)  the date of such Borrowing, which shall be a Business Day;

(v)   in the case of a Borrowing denominated in Dollars or Canadian Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vi)  in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing, unless such Revolving Borrowing is denominated in a Foreign Currency (other than Canadian Dollars), in which case such Revolving Borrowing shall be a Eurocurrency Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender may make Swingline Loans to any Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000, or (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable Borrower may borrow, prepay and reborrow Swingline Loans.

(b)  To request a Swingline Borrowing, the applicable Borrower shall notify the Swingline Lender as determined by such applicable Borrower for each Swingline Borrowing (and it is acknowledged and agreed that any Borrower may request the Swingline Lender to make the requested Swingline Loan, and such requested Swingline Loan will be made by that selected Swingline Lender only) of such request by telephone (provided that requests for any Swingline Borrowing denominated in any Foreign Currency (other than Canadian Dollars) shall be made in writing to the London Administrative Office in a form approved by the London Administrative Office, in its reasonable discretion) promptly followed by a telecopy or e-mail communication to the Swingline Lender of a written Borrowing Request in a form approved by the Swingline Lender in its reasonable discretion not later than (i) 1:00 p.m., Chicago, Illinois time on the day of any proposed Swingline Loan in the case of any Swingline Loan to a Borrower denominated in Dollars, (ii) 12:00 noon Toronto, Ontario time on the day of any proposed Swingline Loan in the case of any Swingline Loan denominated in Canadian Dollars, or (iii) 10:00 a.m. London, England time on the Business Day prior to the day of any proposed Swingline Loan in the case of any other Swingline Loan; or, in each of the foregoing cases, such other times or methods agreed to between the applicable Borrower and the Swingline Lender.  Each such notice shall be irrevocable and shall specify (A) the requested date (which shall be a Business Day), (B) whether such Swingline Loan is to be denominated in Dollars or a Foreign Currency, (C) the amount of the requested Swingline Borrowing, and (D) in the case of a Swingline Borrowing denominated in a Foreign Currency, such other information reasonably required by the Swingline Lender.  Any funding of a Swingline Loan by the Swingline Lender shall be made in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Swingline Lender most recently designated by it for such purpose by notice to the Swingline Lender.  The Swingline Lender will make such Swingline Loan available to the applicable Borrower by promptly crediting the amounts so received to an account of the applicable Borrower maintained with the Swingline Lender or to an account maintained with another bank reasonably satisfactory to the Swingline Lender as designated by the applicable Borrower in the Borrowing request (or, in the case of a Swingline Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).  Notwithstanding anything in this Section 2.04 or elsewhere to the contrary, the Administrative Agent, the Swingline Lender and the applicable Borrower may agree to make any other arrangements for the making of Swingline Loans, including without limitation by way of an overdraft facility or other credit extensions, and the obligations thereunder shall constitute Swingline Loans hereunder if designated as such by the Swingline Lender.

(c)  The Swingline Lender may by written notice given to the Applicable Administrative Agent not later than 1:00 p.m., Chicago, Illinois time (or 10:00 a.m. London, England time in the case of any Swingline Loan denominated in any Foreign Currency), on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans.  Such notice shall specify the aggregate amount of such Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Applicable Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Applicable Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Applicable Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Administrative Agent; any such amounts received by the Applicable Administrative Agent shall be promptly remitted by the Applicable Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Applicable Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

SECTION 2.05.  Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Dollars or any Foreign Currency for its own account or the account of a Subsidiary acceptable to the Issuing Bank, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company and/or a Subsidiary with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Upon the effectiveness of this Agreement, each Existing Letter of Credit shall, without any further action by any party, be deemed to have been issued as a Letter of Credit hereunder on the Effective Date and shall for all purposes hereof be treated as a Letter of Credit under this Agreement.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the account party thereof (which shall be the Company or a Subsidiary, and if a Subsidiary then the Company and such Subsidiary shall be jointly and severally liable with respect to all Obligations relating to such Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Company (and the applicable Subsidiary if such Letter of Credit is to be issued for the account of a Subsidiary) also shall submit an application and such other agreements on the Issuing Bank’s standard forms in connection with any request for a Letter of Credit, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitments.

(c)  Expiration Date.  Each Letter of Credit shall expire on the earlier of (a) one year after the date of issuance and (b) five Business Days prior to the Maturity Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

(d)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company and any applicable Subsidiary (if such Letter of Credit was issued for the account of a Subsidiary) shall jointly and severally reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Company’s and any applicable Subsidiary’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Company and any applicable Subsidiary fail to make such payment when due, such amount, if denominated in Foreign Currency (other than an amount in Canadian Dollars constituting an ABR Borrowing) shall be converted to Dollars and shall bear interest at the Alternate Base Rate and the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company and any applicable Subsidiary in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company and any applicable Subsidiary, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company or any applicable Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company and any applicable Subsidiary of their obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute.  The Company’s and any applicable Subsidiary’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s or any applicable Subsidiary’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company and any applicable Subsidiary to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company and any applicable Subsidiary to the extent permitted by applicable law) suffered by the Company and any applicable Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company and any applicable Subsidiary of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)  Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Company or the applicable Subsidiary shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company and or the applicable Subsidiary reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency other than Canadian Dollars, at the rate reasonably determined by the Applicable Administrative Agent to be the cost to it of funding such amount plus the then effective Applicable Rate with respect to Eurocurrency Loans); provided that, if the Company or any applicable Subsidiary fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization.  If any Event of Default shall occur and be continuing on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company and any applicable Subsidiary (with respect to any Letters of Credit issued for its account only, jointly and severally with the Company) shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any applicable Subsidiary with respect to any Letters of Credit issued for its account described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company and any applicable Subsidiary under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's and any applicable Subsidiary's risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company and any applicable Subsidiary for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement.  If the Company and any applicable Subsidiary are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company or the applicable Subsidiary within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06.  Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Applicable Administrative Agent (i) in such location mutually agreed to by the Administrative Agent and the applicable Borrower, in the case of Loans denominated in Dollars or Canadian Dollars, or (ii) in London, England or other location mutually agreed to by the Administrative Agent and the applicable Borrower, in the case of Loans denominated in a Foreign Currency other than Canadian Dollars and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Dollar Borrowings made to finance the reimbursement of a LC Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)  Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of such Lender, (x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Applicable Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the applicable Borrower, the interest rate applicable to the Borrowing. If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.  Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars or Canadian Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Foreign Currency Borrowings or Swingline Dollar Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Administrative Agent of such election by telephone (provided that any such election with respect to any Loan denominated any Foreign Currency shall be made in writing in a form approved by the Applicable Administrative Agent in its reasonable discretion) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and, if applicable, denominated in the Foreign Currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Administrative Agent of a written Interest Election Request in a form approved by the Applicable Administrative Agent in its reasonable discretion and signed by the applicable Borrower.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; provided that the resulting Borrowing is required to be a Eurocurrency Borrowing in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars; and

(iv)  if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Applicable Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency other than Canadian Dollars, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration commencing on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars or Canadian Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency (other than Canadian Dollars) shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.08.  Termination and Reduction/Increases of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)  The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Commitments.

(c)  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent, but shall not limit the Company’s right to increase Commitments pursuant to Section 2.08(d) immediately below.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)  Subject to the conditions set forth below, the Company may, upon at least ten (10) days’ (or such other period of time agreed to between the Administrative Agent and the Company) prior written notice to the Administrative Agent, increase the Aggregate Commitments from time to time, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent which shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender’s Commitment shall be increased (thus increasing the Aggregate Commitments); provided that:

                 (i) no Default shall have occurred and be continuing hereunder as of the effective date of such increase;

                 (ii)the representations and warranties made by the Borrowers and contained in Article III shall be true and correct in all material respects on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

                 (iii)       the amount of such increase in the Aggregate Commitments shall not be less than $10,000,000, and aggregate amount of all increases in the Aggregate Commitments and Incremental Term Loans under this Section 2.08 shall not exceed $125,000,000;

                 (iv)       the Borrowers and the Lender or lender not theretofore a Lender, shall execute and deliver to the Administrative Agent, a Lender Addition and Acknowledgement Agreement, and acknowledged by the Administrative Agent and each Borrower;

                 (v)no existing Lender shall be obligated in any way to increase its Commitment, other than any Lender who has executed and delivered to the Administrative Agent the Lender Addition and Acknowledgement Agreement under the immediately preceding Subsection (iv); and

                 (vi)       the Administrative Agent shall consent (which consent shall not be unreasonably withheld) to such increase and the Company shall have complied with such other conditions in connection with such increase as may be reasonably required by the Administrative Agent.

(e)           Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, such existing Lender shall have a Commitment as therein set forth or such new Lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

(f)           Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any note or notes, if requested, the Administrative Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and the other conditions described in this Section 2.08 have been satisfied:

                 (i)         accept such Lender Addition and Acknowledgement Agreement;

                 (ii)record the information contained therein in the Register; and

                 (iii)       give prompt notice thereof to the Lenders and the Company and deliver to the Lenders a schedule reflecting the new Commitments.

(g) At any time and subject to the terms and conditions of this Section 2.08(g), the Company may request one or more tranches of term loans (the “Incremental Term Loans”) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) but without the consent of any Lender not providing such Incremental Term Loans; provided that the aggregate amount of all Incremental Term Loans shall not exceed the amount permitted under Section 2.08(d)(iii). Any tranche of Incremental Term Loans (i) shall be available to the Company in Dollars, (ii) shall be subject to such conditions precedent as reasonably required by the Administrative Agent (including without limitations conditions equivalent to those contained in Section 2.08(d)(i), (ii), (iv) and (vi)), (iii) shall rank pari passu in right of payment and security, if any, with the Aggregate Revolving Credit Exposure, (iv) shall not mature earlier than the Maturity Date (but may have amortization prior to such date, may be required to be mandatorily prepaid in full or in part prior to prepayment of the Aggregate Revolving Credit Exposure, and may permit voluntary prepayments thereof), and (v) except as set forth above, shall be treated substantially the same as (and in any event no more favorably than) the Aggregate Revolving Credit Exposure; provided that the terms and conditions applicable to the pricing, fees, amortization and mandatory prepayments regarding any tranche of Incremental Term Loans may differ from those applicable to Aggregate Revolving Credit Exposure.  Each tranche of Incremental Term Loans and each Commitment Increase shall be in a minimum amount of $10,000,000 and integral multiples of $5,000,000. Any request for a tranche of Incremental Term Loans shall be made pursuant to such procedures and requirements as agreed upon between the Administrative Agent and the Company. The Incremental Term Loans may be provided by any existing Lender or by any other bank or other financial institution or other Person engaged in the business of making commercial loans (any such other bank or other financial institution or other Person, a “Proposed New Lender”) as determined by the Administrative Agent and the Company.  In connection with any Incremental Term Loan, the Borrowers, the Guarantors, each Lender agreeing to provide such Incremental Term Loans, if any, and each Proposed New Lender, if any,  shall otherwise have executed and delivered such other instruments and documents that the Administrative Agent shall have reasonably requested in connection with such Incremental Term Loan (the “Incremental Term Loan Amendment Documents”), including without limitation an amendment to, or amended and restatement of, this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Incremental Term Loans, if any, each Proposed New Lender, if any, and the Administrative Agent, which amendment or amendments may, notwithstanding anything herein to the contrary and without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect such Incremental Term Loans in accordance with this Section 2.08, including without limitation such modifications of the Required Lender and Applicable Percentages definitions and voting and pro rata sharing provisions to give effect to such Incremental Term Loans in accordance with this Section 2.08.

SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a)  The Company and each Foreign Subsidiary Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender then unpaid principal amount of each Swingline Loan owing to the Swingline Lender on the earlier of the Maturity Date and the date demanded by the Swingline Lender.  Each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Applicable Administrative Agent for the account of each Lender then unpaid principal amount of each Revolving Loan to such Foreign Subsidiary Borrower on the Maturity Date.  For the avoidance of doubt, the Loan Parties and Credit Parties hereby acknowledge and agree that, notwithstanding anything in this Agreement or the other Loan Documents to the contrary, express or implied, under no circumstance will a Foreign Subsidiary Borrower be in any way obligated or liable for the Obligations except for the direct Loans (and any interest, fees and expenses related thereto) made to such Foreign Subsidiary Borrower.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  Each Applicable Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by such Applicable Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or an Applicable Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit H hereto or such other form approved by the Applicable Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.  Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)  The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy, provided that any such notification with respect to any Loan denominated any Foreign Currency shall be made in writing in a form approved by the Applicable Administrative Agent in its reasonable discretion) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 2:00 p.m., Local Time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Swingline Loan denominated in U.S. Dollars or Canadian Dollars, not later than 12:00 noon, Local Time, on the date of prepayment, or (iv) in the case of prepayment of any other Swingline Loan, not later than 9:00 a.m., London Time, on the Business Day prior to such prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c)  In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds (x) 103% of the Aggregate Commitments solely as a result of currency fluctuations or (y) the Aggregate Commitments (other than as a result of currency fluctuations), the Borrowers shall prepay Aggregate Revolving Credit Exposure owing by such Borrowers in an aggregate amount equal to the amount by which the Aggregate Revolving Credit Exposure exceeds the Aggregate Commitments.

SECTION 2.11.  Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, and thereafter on the average daily amount of the Revolving Loans and Applicable Percentage of the Swingline Loans and Letters of Credit of such Lender.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)  The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans comprising each Eurocurrency Borrowing (including each Swingline Loan) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  Each Swingline Loan shall bear interest at the applicable Borrower’s election in accordance with Section 2.04, at either (i) if denominated in Dollars or Canadian Dollars, (A) the Alternate Base Rate plus the Applicable Rate, or (B) as separately agreed to between the applicable Borrower and the Swingline Lender, or (ii) if denominated in a Foreign Currency (other than Canadian Dollars), the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, in each case except as otherwise required hereunder.

(d)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due (after the expiration of any applicable grace or cure period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)  All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, (ii) interest on Borrowings denominated in any other Foreign Currency for which it is required by applicable law or custom to compute interest on the basis of a year of 365 days or, if required by applicable law or custom, 366 days in a leap year, shall be computed on such basis, and (iii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)  For the purposes of the Interest Act (Canada) hereunder (i) whenever interest payable pursuant to this Agreement is calculated with respect to any monetary obligation relating to Loans to any Borrower in Canada on the basis of a period other than a calendar year (the “Calculation Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period; (ii) the principle of deemed reinvestment of interest with respect to any monetary obligation relating to Loans in Canadian Dollars shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest with respect to any monetary obligation relating to Loans to any Borrower in Canada stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

SECTION 2.13.  Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(a) the Applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)  the Applicable Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars or Canadian Dollars, an ABR Borrowing or (B) if such Borrowing is denominated in a Foreign Currency other than Canadian Dollars, as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing (if such Borrowing is requested to be made in Dollars or Canadian Dollars) or shall be made as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing.

SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or any Advance made by such Lender or any Letter of Credit or participation therein; or

(iii)   subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient (as determined in such Lender or other Recipient’s good faith discretion) of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or the Issuing Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the highest interest rate which such Lender would bid in good faith were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market plus the Applicable Rate then in effect for LIBO Revolving Loans.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16.  (a)  Withholding of Taxes; Gross-Up.  Each payment by or on account of any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)  Payment of Other Taxes by the Borrowers.  The applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)  Indemnification by the Borrowers.  The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.16(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except that each Foreign Subsidiary Borrower shall only be severally liable for those Obligations related to it as provided in the last sentence of Section 2.09(a).  The indemnity under this Section 2.16(d) shall be paid within 10 Business Days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)  Status of Lenders.  (i)  Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through (E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f) (to the extent it is legally eligible to do so).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)  Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

                                (A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit I (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)  If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)  Survival.  Each party’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

(i)  Issuing Bank.  For purposes of Section 2.16(e) and (f), the term “Lender” includes any Issuing Bank.

SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16 or 2.20, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Administrative Agent to the applicable account designated to the Company by each Applicable Administrative Agent, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.20 and 9.03 shall be made directly to the persons entitled thereto. The Applicable Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, (ii) reimbursement obligations shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated or (iii) any other amount due hereunder or under another Loan Document shall be made in Dollars. Any payment required to be made by an Applicable Administrative Agent hereunder shall be deemed to have been made by the time required if such Applicable Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Applicable Administrative Agent to make such payment.

(b)  If at any time insufficient funds are received by and available to the Applicable Administrative Agent from any Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)  Unless the Applicable Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Applicable Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Applicable Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Applicable Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Applicable Administrative Agent in its discretion.

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If (i) any Lender is a Defaulting Lender, (ii) any Lender is requesting compensation under Section 2.14 or 2.16 with respect to costs not being incurred by the other Lenders or (iii) if the Borrowers have requested a modification or waiver that requires the consent of all Lenders under Section 9.02 and the Required Lenders have approved such request but one or more Lenders have not (and Lenders described in any of the foregoing clauses (i), (ii) or (iii), as “Affected Lender”), the Borrowers may, at their sole expense and effort, require any such Affected Lender, upon notice to such Affected Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Affected Lender, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  An Affected Lender, as the case may be, shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.19.  Foreign Subsidiary Borrowers.  (a)  On or after the Effective Date, the Company may designate any Foreign Subsidiary that is a Wholly-Owned Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Foreign Subsidiary Borrower Agreement executed by such Subsidiary and the Company. Each such designation shall be subject to the consent of the Administrative Agent (which consent shall not unreasonably be withheld).  In addition, no Foreign Subsidiary may become a Foreign Subsidiary Borrower if any Lender that as a result thereof would be obligated to lend to it may not at such time legally lend to such Foreign Subsidiary unless other arrangements in respect thereof have been made that are acceptable to such Lender.

(b)           Upon the execution by the Company and delivery to the Administrative Agent of a Foreign Subsidiary Borrower Termination with respect to any Foreign Subsidiary Borrower, such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement; provided that no Foreign Subsidiary Borrower Termination will become effective as to any Foreign Subsidiary Borrower (other than to terminate such Foreign Subsidiary Borrower’s right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower shall be outstanding hereunder.  Following receipt of any Foreign Subsidiary Borrower Agreement or Foreign Subsidiary Borrower Termination, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.20.  Additional Reserve Costs.  (a)  For so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserves or the Mandatory Cost) in respect of any of such Lender’s Eurocurrency Loans and Swingline Foreign Currency Loans which are Eurocurrency Borrowings, such Lender shall be entitled to require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(b)  Any additional interest owed pursuant to paragraph (a) above shall be determined by the applicable Lender in good faith, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the applicable Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

SECTION 2.21.  Guaranties; Collateral.  To guarantee and/or secure the payment when due of the Obligations - All Credit Parties, the Company shall cause Guaranties and Pledge Agreements to be executed and delivered to the Administrative Agent granting the following: first priority liens and security interests, pursuant to Pledge Agreements, on at least 65% (or such greater percentage if requested by the Administrative Agent and if the pledge of such greater percentage would not cause an adverse tax consequence as reasonably determined by the Company from time to time) of the present and future Voting Stock of certain present and future Foreign Subsidiaries (and 100% of the Equity Interests thereof that do not constitute Voting Stock) and Guaranties of certain present and future Domestic Subsidiaries such that, as of the Effective Date, as of the date each Acquisition is closed, as of any date guaranties are required of any Subsidiaries for any other Indebtedness of any Borrower and as of each date that is 30 days after the financial statements are required to be delivered under Section 5.01(a) or (b), the Domestic Subsidiaries which are not Guarantors and the Foreign Subsidiaries that are owned by the Company or any Domestic Subsidiary that do not have at least 65% of their Voting Stock pledged pursuant to Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary.

For purposes of this Section 2.21, the assets of any Subsidiary shall be calculated based on the consolidated assets of such Subsidiary and its Subsidiaries.  In addition to the above requirements, if at any time any Subsidiary which is not then a Guarantor shall become a borrower, co-borrower or co-obligor of, or become obligated under any Guarantee with respect to, any Indebtedness under any Principal Credit Facility, the Company will cause such Subsidiary to execute and deliver to the Administrative Agent a Guaranty or a joinder to the Guaranty in the form of exhibit attached thereto unless such Subsidiary is a Foreign Subsidiary and only for so long as (1) such Foreign Subsidiary is not liable under a Guarantee of Indebtedness of any Borrower or a Domestic Subsidiary and (2) the Intercreditor Agreement remains in full force and effect and is applicable to such Foreign Subsidiary’s Indebtedness (except to the extent the Intercreditor Agreement was terminated by the Lenders).  In connection with the delivery of any such Guaranties (or joinders) and Pledge Agreements, the Borrowers shall provide such other documentation to the Administrative Agent, including, without limitation, one or more opinions of counsel (foreign or domestic) satisfactory to the Administrative Agent, corporate documents and resolutions, which in the reasonable opinion of the Administrative Agent is necessary or advisable in connection therewith.  The Borrowers further agree to execute and deliver, or cause to be executed and delivered, promptly upon the request of the Administrative Agent, such additional agreements, documents and instruments, each in form and substance satisfactory to the Administrative Agent, sufficient to grant to the Administrative Agent (or the Collateral Agent in the case of the grant of liens and security interests), for the benefit of the Lenders and the Administrative Agent, the guaranties, liens and security interests contemplated by this Section 2.21 and by the Guaranties and Pledge Agreements.  Notwithstanding anything herein to the contrary, the granting of any Liens in any Collateral and all issues related thereto shall be subject to the Intercreditor Agreement.  The Borrowers represent that the Guarantors that are party to the Guaranty on the Effective Date and the Foreign Subsidiaries that have 65% of their Voting Stock pledged under the Pledge Agreement satisfies the requirements of this Section 2.21 as of the Effective Date.   Upon the written request of the Company, the Administrative Agent shall, as Collateral Agent on behalf of itself, the Lenders and each other Secured Party, release and discharge any grant of security interest pursuant to a Pledge Agreement or any guaranty pursuant to a Guaranty, as applicable, provided that (i) no Default exists or will exist immediately following such release and discharge, (ii) the Senior Note Holders (and any other lenders under any other Principal Credit Facility holding such pledges and guaranties, if any) agree to the corresponding release and discharge, and (iii) at the time of such release and discharge, such grant of security interest or Guaranty, as applicable, is not required under this Section 2.21.

                        SECTION 2.22.   Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)  the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)  if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02(b) are satisfied at such time;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Company’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)           if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.22(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.23.  Unrestricted/Restricted Subsidiary Designation.  Any Subsidiary may be designated by the Company as an Unrestricted Subsidiary, provided that (a) no Subsidiary that has an equity Investment in the Company or a Restricted Subsidiary may be designated as an Unrestricted Subsidiary and (b) (i) immediately after giving effect to such designation, no Default exists or would be caused thereby, on a pro forma basis acceptable to the Administrative Agent, (ii) immediately after giving effect to such designation and at all times thereafter, neither the Company nor any Restricted Subsidiary shall be liable, directly or indirectly, for any of the indebtedness, obligations or other liabilities of any kind of such Unrestricted Subsidiary or for any Guarantee with respect to any Unrestricted Subsidiary except to the extent such indebtedness, obligation or other liability is included in Total Debt, and (iii) immediately after giving effect to such designation and at all times thereafter, the ratio of the Total Tangible Assets - Restricted Subsidiaries to the Total Tangible Assets - All Subsidiaries and  the ratio of the consolidated EBITDA of the Company and its Restricted Subsidiaries to the consolidated EBITDA of the Company and its Subsidiaries (in each case based on the most recent four consecutive Fiscal Quarters) equals not less than 85%.  Any Unrestricted Subsidiary may be designated as a Restricted Subsidiary by the Company at any time provided that no Default then exists or would be caused thereby, all on a pro forma basis acceptable to the Administrative Agent.

ARTICLE III
Representations and Warranties

In order to induce the Lenders and the Administrative Agent to enter into this Agreement, each Borrower represents and warrants to each Lender and the Administrative Agent, that the following statements are true, correct and complete:

SECTION 3.01.  Organization; Powers.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate, stockholder, shareholder and other action.  Each Loan Document has been duly executed and delivered by each Loan Party thereto and assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except as contemplated under this Agreement and the Intercreditor Agreement.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 25, 2010, reported on by Ernst & Young, LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended September 24, 2011, certified by its chief financial officer or treasurer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)  Since December 25, 2010, there has been no Material Adverse Effect.

SECTION 3.05.  Properties.  (a)  Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.  None of the assets of the Company or any of its Subsidiaries is subject to any Lien other than Liens permitted under Section 6.02.

(b)  Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)  Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.  Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  Except as set forth in the Disclosed Matters, each of the Company and its Subsidiaries has timely (after taking into account all available extensions) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.   Each of the Company, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.  The excess of the present value of all benefit liabilities under each Plan of the Company, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.  Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities and (b) all contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Company nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect. No actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.  Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions known to the Company to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information (excluding information of a general economic or industry nature) furnished in writing by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and it being understood that actual results may differ in material respects from projections.

SECTION 3.12.  Use of Advances.  Each Borrower will use the proceeds of the Advances for refinancing existing indebtedness, working capital, general corporate purposes, Acquisitions and the funding of Restricted Payments to the extent permitted pursuant to Section 6.06.  Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Advance will be used in any manner that is in violation of any applicable law or regulation (including without limitation Regulations U or X of the Board).  After applying the proceeds of each Advance, Margin Stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Advances to be deemed secured, directly or indirectly, by Margin Stock.

SECTION 3.13.  Labor Matters.  There are no labor controversies pending or, to the best of the Company’s knowledge, threatened against the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14.  Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations (subject to the Intercreditor Agreement), and upon the filing of appropriate financing statements, or taking such other action as may be required for perfection under applicable law, such Liens will constitute, to the extent required by the Loans Documents, perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law or agreement.

SECTION 3.15. Patriot Act, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.16.  Senior Note Debt.  As of the Effective Date, the outstanding principal balance of the Senior Note Debt is $40,000,000 and all Senior Note Purchase Documents have been delivered to the Lenders prior to the Effective Date.  There is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under any Senior Note Purchase Document.

SECTION 3.17. Material Agreements.  Neither the Company nor any Restricted Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Restricted Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness

ARTICLE IV
Conditions

SECTION 4.01.  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                    (a)  The Administrative Agent (or its counsel) shall have received from each Lender and Loan Party hereto either (i) a counterpart of each Loan Document to which it is a party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of each such Loan Document.(b)  The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsels for the Borrowers and the Guarantors in form and substance satisfactory to it and covering such matters relating to the Borrowers and the Guarantors, the Loan Documents and the Transactions as the Required Lenders shall reasonably request.  The Borrowers hereby request such counsels to deliver such opinions.

                    (c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)  The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Company and its Subsidiaries for the two most recent Fiscal Years ended prior to the Effective Date, (ii) satisfactory unaudited interim consolidated financial statements of the Company and its Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph, and (iii) such other financial statements reasonably requested by the Administrative Agent, each satisfactory to the Required Lenders.

(f)  The Administrative Agent shall have received evidence satisfactory to it of perfection and priority of any Liens to be created by the Collateral Documents.

(g)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced by the relevant Person, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder on the Effective Date.

(h)  The Administrative Agent shall have received a certificate from a Financial Officer concerning the solvency and other appropriate factual information with respect to the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent with respect to solvency.

(i)  Copies of all Senior Note Purchase Documents, each satisfactory to the Administrative Agent.

(j)  All legal (including tax implications) and regulatory matters and all other due diligence reviews of the Company and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

(k) An acknowledgment to the Intercreditor Agreement in a form attached as Exhibit A-1 to the Intercreditor Agreement executed by the Administrative Agent for the Lenders, and each Lender hereby authorizes the Administrative Agent to sign such acknowledgment on its behalf.

(l)Satisfactory results of all due diligence required by the Lenders, including without limitation a review of the Company’s Indebtedness and the Company's actual and potential litigation claims against the Company and its Restricted Subsidiaries, including without limitation a review of liability and insurance coverage.

(m)All obligations under the Existing Loan Agreement shall be paid in full and all commitments of each of the Existing Lenders thereunder shall be terminated.

(n)  The Loan Parties shall have delivered such other documents, including a covenant compliance certificate and solvency certificate in a form reasonably satisfactory to the Administrative Agent, as the Administrative Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Chicago, Illinois time, on November 10, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).  All parties hereto acknowledge and agree that this Agreement replaces and refinances the Existing Credit Agreement and is a "Successor Bank Credit Agreement" under the Intercreditor Agreement.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date); and

(b)  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03.  Credit Events Relating to Foreign Subsidiary Borrowers.   The obligations of the Lenders to make Loans to any Subsidiary that becomes a Foreign Subsidiary Borrower after the Effective Date, in each case to the extent designated in accordance with Section 2.19, are subject to the satisfaction of the following conditions (which are in addition to the conditions contained in Sections 4.01 and 4.02):

(a)  the Administrative Agent (or its counsel) shall have received a Foreign Subsidiary Borrower Agreement with respect to such Foreign Subsidiary Borrower duly executed by all parties thereto; and

(b)  the Administrative Agent shall have received such documents (including without limitation legal opinions satisfactory to the Administrative Agent) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower, the authorization of Borrowings as they relate to such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrower Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE V
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements; Other Information.  The Company will furnish to the Administrative Agent:

(a) within 90 days after the end of each Fiscal Year of the Company (or such earlier date as the Company may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with an internally prepared consolidating summary financial statements reasonably acceptable to the Administrative Agent reflecting the Company and its Restricted Subsidiaries and all Unrestricted Subsidiaries as of the end of such Fiscal Year prepared by the Company and certified by one of its Financial Officers as having been prepared in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company (or such earlier date as the Company may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such Fiscal Quarter and then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and consolidating summary financial statements reasonably acceptable to the Administrative Agent reflecting the Company and its Restricted Subsidiaries and all Unrestricted Subsidiaries as of the end of such Fiscal Quarter, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries and of the Company and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10 and 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(e)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

            Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or such reports shall be available on the website of the Securities and Exchange Commission at  http://www.sec.gov  or on the Company’s website at http://www.ufpi.com  and the Company has given notice that such reports are so available. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.  Notices of Material Events.  The Company will furnish to the Administrative Agent reasonably prompt written notice of the following:

(a) the occurrence of Default:

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $2,500,000;

(d)  any of the following (i) the failure of any ERISA Affiliate  to make a required contribution to any Plan or to any Multiemployer Plan, (ii) the occurrence of any event with respect to any Plan or any Multiemployer Plan which could result in the incurrence by any ERISA Affiliate of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (iii) any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan, any Plan or other material employee benefit plan of the Company or any ERISA Affiliate, with increases for this purpose to be determined annually based on the liabilities and, if any, the assets of each such plan as of the last day of the plan year of the plan, or (iv) any notice that increased contributions to any Multiemployer Plan may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such Multiemployer Plan is or has been funded at a rate less than that required under Section 412 of the Code;

(e)   Concurrently with the sending or execution thereof, as the case may be, (i) a copy of any compliance certificate or similar certificate indicating covenant compliance in connection with any Senior Note Purchase Documents, (ii) a copy of any financial information and other reporting items delivered under any Senior Note Purchase Documents, (iii) a copy of any default notice received pursuant to any Senior Note Purchase Documents, (iv) notification of any waiver, amendment, or modification to any Senior Note Purchase Document or the entering into of any agreement in substitution or replacement thereof, together with a copy of the documentation relating thereto, and (v) copies of all other notices, reports, financial statements or other communications given to any of the holders of the Senior Note Debt; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence; Conduct of Business.  The Company will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.  Payment of Obligations.  The Company will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance; Accounts.  The Company will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except for disposition of assets permitted under this Agreement), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.  Books and Records; Inspection Rights.  The Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice and subject to the requirements of Section 9.12 to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, and the Company does hereby authorize such Persons to discuss such affairs, finances and conditions with the Administrative Agent and with any of the Lenders.  The Company will use commercially reasonable efforts requested by the Administrative Agent to permit the Administrative Agent and the Lenders to rely on its annual audit.  The Company will not change its Fiscal Quarters or Fiscal Year.

SECTION 5.07.  Compliance with Laws.  The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.  Use of Proceeds and Letters of Credit.  The proceeds of the Loans and Letters of Credit will be used only for the purposes set forth in Section 3.12.  No part of the proceeds of any Loan nor any Letter of Credit will be used, whether directly or indirectly, for any purpose or in any manner that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09.  Additional Covenants.  If at any time a Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $25,000,000, which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then such Borrower shall promptly so advise the Administrative Agent and the Lenders.  Thereupon, if the Administrative Agent or the Required Lenders shall request, upon notice to such Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent.

ARTICLE VI
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01.  Priority Debt.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Priority Debt which exceeds 15% of Net Worth – Restricted Subsidiaries.

SECTION 6.02.  Liens.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      Permitted Encumbrances;

(b)      Liens in favor of the Collateral Agent in the Equity Interests as described in Section 2.21 securing the Subject Obligations and subject to the Intercreditor Agreement,

(c)      Liens in favor of the Administrative Agent securing any of the Obligations - All Credit Parties;

(d)      Liens on any property or asset of the Company or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof but no increases in the amount thereof, as reduced from time to time;

(e)      Liens on assets of Restricted Subsidiaries solely in favor of the Company or a Guarantor as secured party and securing Indebtedness owing by a Subsidiary to the Company or a Guarantor; and

(f)     (A)  any Lien on equipment to secure any rights granted with respect to such equipment in connection with the provision of all or a part of the purchase price of such equipment created contemporaneously with, or within 180 days after such acquisition, or (B) any Lien in property existing in such property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or a Restricted Subsidiary, (C) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, or (D) any Lien on any other fixed assets of the Company or any of its Restricted Subsidiaries; provided, in the case of (A), (B), (C) and (D), no such Liens shall exceed the fair market value of the related property, not more than one such Lien shall encumber such property at any one time and the aggregate outstanding Indebtedness secured by all such Liens does not exceed $10,000,000;

(g)     Liens upon Sale Receivables of an A/R Subsidiary granted in connection with a Permitted A/R Sale Transaction; and

(h)     Other Liens, provided that (A) the aggregate outstanding Indebtedness secured by all such Liens shall have been incurred within the limitations provided in Section 6.01 and 6.12  and (B) immediately before and after the incurrence of such Lien and the related Indebtedness, no Default shall exist or shall have occurred and be continuing.

SECTION 6.03.  Fundamental Changes.  (a) The Company will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Guarantor, (iv) any Restricted Subsidiary that is not a Guarantor or Foreign Subsidiary Borrower may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Restricted Subsidiary, and (v) any Restricted Subsidiary that is not material may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger involving (A) a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (B) a Foreign Subsidiary Borrower shall result in the Foreign Subsidiary Borrower being the survivor or the survivor being a Restricted Subsidiary and assuming the obligations of such Foreign Subsidiary Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent.

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to, make or suffer any substantial change in the nature of its business from that engaged in on the date hereof or engage in any other businesses other than those in which it is engaged on the date hereof, which are directly related to the businesses in which it is engaged in on the date hereof or which are not material in the aggregate.

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except:

(a)           Investments, loans and advances existing as of the Effective Date and set forth in Schedule 6.04 attached hereto and extensions, renewals and replacements thereof that do not increase the outstanding amount thereof, except to the extent such increase is a Permitted Investment or is otherwise permitted by this Section 6.04;

(b)           extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel, relocation and similar advances made to officers and employees in the ordinary course of business;

(c)           Investments, loans or advances made by the Company or any Restricted Subsidiary (i) to the Company or any Wholly-Owned Subsidiary that is a Guarantor or (ii) to any Wholly-Owned Subsidiary that is a Foreign Subsidiary that has at least 65% of its Equity Interests pledged pursuant hereto;

(d)           Permitted Investments;

(e)           Investments consisting of non-cash consideration for any disposition of assets permitted by Section 6.09;

(f)           Acquisitions, provided each of the following conditions is satisfied:  (A) there is no Default either before or after such Acquisition, (B) the representations and warranties contained in this Agreement shall be true and correct as if made on and as of the date such Acquisition is consummated, both before and after giving effect thereto, (C) such Acquisition is not a Hostile Acquisition, (D) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U, and (E) if the total consideration, cash or non-cash, paid or payable for such Acquisition is greater than $50,000,000, prior to the consummation of such Acquisition, the Company shall deliver a satisfactory pro forma covenants compliance certificate to the Administrative Agent and the target of such Acquisition is in the same line of business as conducted by the Company as of the Effective Date or a line of business similar thereto or that supports such business or is related or ancillary thereto;

(g)           Investments in Unrestricted Subsidiaries, provided that immediately after giving effect to such Investment (x) no Default then exists or would be caused thereby, on a pro forma basis acceptable to the Administrative Agent and (y) the Company is in compliance with Section 2.21; and

(h)           If no Default exists or would be caused thereby, other investments, loans or advances not otherwise permitted by this Section 6.04  (excluding investments, loans or advances in Unrestricted Subsidiaries ) in aggregate outstanding amount at any time not to exceed 15% of Net Worth – Restricted Subsidiaries.

SECTION 6.05.  Swap Agreements.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of the Company or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability (actual or anticipated) or investment of the Company or any Restricted Subsidiary.

SECTION 6.06.  Restricted Payments.  The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (c) the Company may make other Restricted Payments with respect to its Equity Interests so long as no Default exists or would be caused thereby.  The Company will not issue any Disqualified Stock.

SECTION 6.07.  Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliates (each of the foregoing, an “Affiliate Transaction”) unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

SECTION 6.08.  Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement with any Person other than the Administrative Agent and the Lenders pursuant hereto which prohibits or limits the ability of (i) the Company or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such provisions restrict the transfer of the property subject to such security agreements, and except that the A/R Subsidiary and the Company may agree, as part of any Permitted A/R Sale Transaction, not to allow, grant or create any Lien upon any of the Sale Receivables, or (ii) any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Company or any Restricted Subsidiary or to guarantee the Advances, other than restrictions and conditions (A) imposed by law or by this Agreement, (B) existing on the date hereof identified on Schedule 6.08 (other than any modification thereof expanding the scope of any such restriction or condition), (C) contained in any Indebtedness in excess of $25,000,000 in aggregate amount and permitted hereunder, provided that such restrictions and conditions under such Indebtedness are no more restrictive than such restrictions and conditions in the Senior Note Debt and the holders of such Indebtedness become parties to the Intercreditor Agreement or (D) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

SECTION 6.09.  Disposition of Assets; Etc.  The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, license,  transfer, assign or otherwise dispose of any material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than:

(a)           inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment;

(b)           any such sale, lease, license, transfer, assignment or other disposition by a Subsidiary to the Company or any Guarantor;

(c)           any sale or other transfer of Sale Receivables to an A/R Subsidiary in a Permitted A/R Sale Transaction;

(d)           any other such sale, lease, license, transfer, assignment or other disposition  if the aggregate book value (disregarding any write-downs of  such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of shall be less than (i) in any Fiscal Year of the Company, 15% of such aggregate book value of the Total Assets - Restricted Subsidiaries as of the end of the immediately preceding Fiscal Year, and (ii) cumulatively after the date hereof, 25% of such aggregate book value of the Total Assets - Restricted Subsidiaries as of the end of the most recent Fiscal Quarter ending prior to the date hereof, and if, in the case of each of the foregoing clauses (i) and (ii), immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing; and

(e)           any such sale, lease, license, transfer, assignment or other disposition  by the Company or any Restricted Subsidiary of its fixed assets (other than transactions permitted under clauses (a), (b), and (c) above) in excess of the amounts permitted under clause (d) above so long as such sale is not of all or substantially all of its fixed assets and the proceeds of such sale, lease, license, transfer, assignment or other disposition are used to either (i) purchase other fixed assets of a similar nature of at least equivalent value within 180 days of such sale or (ii) prepay the Loans (and/or cash collateralize the Letters of Credit) and (in the case of Loan prepayment) permanently reduce the Commitments in an amount equal to the lesser of  (x) the amount by which such proceeds exceed the limitations under the above clauses (a), (b), (c) and (d), or (y) the aggregate amount of all Restricted Payments by the Company, during such Fiscal Year or the term of this Agreement, as applicable.

Notwithstanding the foregoing, for purposes of this Section 6.09, the sale or transfer by the A/R Subsidiary of Sale Receivables pursuant to Permitted A/R Sale Transactions shall not be deemed to be asset transfers, to the extent that net collections from such Sale Receivables are used by the purchaser thereof to acquire additional Sale Receivables from the A/R Subsidiary under one or more subsequent Permitted A/R Sale Transactions, and such net collections are in fact so used within six months after purchaser's receipt thereof.

SECTION 6.10.  Adjusted Leverage Ratio.  The Company will not permit the Adjusted Leverage Ratio to exceed 0.50:1.0 as of the end of any Fiscal Quarter.

SECTION 6.11.  Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio to be less than 2.50:1.00 as of the end of any Fiscal Quarter.

SECTION 6.12.  Permitted A/R Sale Obligations.  The Company will not permit or suffer the aggregate A/R Sale Obligations to exceed $75,000,000 at any time.

SECTION 6.13.  Government Regulation.  No Loan Party shall be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any advance or extension of credit to any Loan Party or from otherwise conducting business with any Loan Party, or fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Lender at any time to enable such Lender to verify any Loan Party’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE VII
Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or in Article VI;

(e) any Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days (provided that such period shall be 10 days in the case of the failure to observe or perform any covenant in Section 5.01) after the earlier of (i) the date any Responsible Officer obtains actual knowledge thereof or (ii) the date written notice thereof is given by the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                   (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrate, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money (to the extent not covered by independent third party insurance issued by a creditworthy (as reasonably determined by the Administrative Agent) nationally recognized insurer as to which the insurer has been notified of such judgment or order and has accepted coverage thereof) in an aggregate Dollar Equivalent amount in excess of $5,000,000 shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment;

(l) an ERISA Event or circumstance in respect of any Foreign Pension Plan shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability in excess of $5,000,000, that is not corrected within 30 days of the occurrence thereof;

(m)  Any Loan Document shall fail to remain in full force or effect or provide the Lien or Guarantee intended to be provided, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, or any Borrower or any other Loan Party shall deny that it has any further liability under any Loan Document to which it is a party, or shall give notice to such effect; or

(n)  a Change of  Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (except as expressly provided for herein), all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

The Administrative Agent upon being directed to do so by the Required Lenders, shall, in addition to the other remedies provided herein, exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under the Loan Documents or under applicable law, in any manner deemed appropriate by the Administrative Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents.

All proceeds of any realization on the collateral pursuant to the Pledge Agreements and any payments received by the Administrative Agent or any Lender pursuant to the Guaranties subsequent to and during the continuance of any Event of Default, subject to any Intercreditor Agreement, shall be allocated and distributed by the Administrative Agent as follows:

(i)         First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Administrative Agent;

(ii)        Second, to the payment of all other Obligations - All Credit Parties on a pro rata basis in accordance with the Obligations - All Credit Parties owing to the Lenders and Administrative Agent, for application to payment of such liabilities;

(iii)       Third, to the applicable Borrower, their Restricted Subsidiaries or such other Person as may be legally entitled thereto.

For the purposes of the above payments and distributions, the full amount of Obligations - All Credit Parties on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing.  Amounts distributable to the Lenders or Administrative Agent on account of such Obligations - All Credit Parties under such Letters of Credit shall be deposited in a separate collateral account in the name of and under the control of the Administrative Agent and held by the Administrative Agent first as security for such Letter of Credit Obligations - All Credit Parties and then as security for all other Obligations - All Credit Parties and the amount so deposited shall be applied to the Letter of Credit Obligations - All Credit Parties at such times and to the extent that such Letter of Credit Obligations - All Credit Parties become absolute liabilities and if and to the extent that the Letter of Credit Obligations - All Credit Parties fail to become absolute Obligations - All Credit Parties because of the expiration or termination of the underlying Letters of Credit without being drawn upon then such amounts shall be applied to the remaining Obligations - All Credit Parties in the order provided above.  The Company hereby grants to the Administrative Agent, for the benefit of the Lenders and Administrative Agent, a lien and security interest in all such funds deposited in such separate collateral account, as security for all the Obligations - All Credit Parties as set forth above.

ARTICLE VIII
The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Without limiting the foregoing, the Administrative Agent designates (a) JPMorgan Chase Bank, N.A., Toronto Branch, as its Related Party to perform the functions of the Administrative Agent with respect to Loans made to any Borrower in Canada and as a party to this Agreement, and as an Issuer with respect to Facility Letters of Credit issued for the account of any Borrower in Canada, and (b) J.P. Morgan Europe Limited as its Related Party to perform the functions of the Administrative Agent with respect to a Loan made to any Borrower other than the Company and any Borrower in the United States or Canada, and as a party to this Agreement, and as an Issuer with respect to Letters of Credit issued for the account of any Borrower other than the Company and any Borrower in the United States or Canada.  The Administrative Agent may from time to time change any such designations and add any Affiliates of the Administrative Agent as parties hereto for purposes of performing the duties to be performed by the Administrative Agent hereunder.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies. The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis.

None of the Lenders or their Affiliates identified or designated pursuant to this Agreement as a syndication agent, documentation agent, joint lead arranger, joint bookrunner or other bookrunner or arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

Except with respect to the exercise of setoff rights of any Lender, in accordance with Section 9.08, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

The Administrative Agent is a “representative” of the Obligation Holders within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Obligation Holders upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Obligation Holders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Obligation Holders or the Administrative Agent in favor of the Obligation Holders. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(c); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto.

The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Administrative Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each report (the “Reports”) prepared by or on behalf of the Administrative Agent; (b) such Lender expressly agrees and acknowledges that neither the Administrative Agent nor any Related Party (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report; (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent, any of its Related Parties or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent and its Related Parties undertake no obligation to update, correct or supplement the Reports; (d) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that neither the Administrative Agent nor any of its Related Parties shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Administrative Agent or any of its Related Parties, (iii) to hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any credit extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any  Obligations and (iv) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Administrative Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Loan Parties on their behalf the Collateral Documents and all related agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Lenders all or any portion of collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.  Each Lender agrees that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar disposition of collateral.

The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Loan Parties on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases or subordinations of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders or all the Lenders, as the case may be, in writing.

ARTICLE IX
Miscellaneous

SECTION 9.01.  Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Borrower, to it at 2801 E. Beltline NE, Grand Rapids, MI, 49525, Attention: Chief Financial Officer (Telecopy No. (616) 361-7534; Telephone (616) 365-1540; e-mail: mcole@ufpi.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 S. Dearborn St., Floor 7, Chicago, Illinois, 60603-2003, Attention of ______________________ (Telecopy No. (888) 292-9533; Telephone (312) ____________, e-mail: ______________@jpmchase.com) and, in the case of any Loan denominated in a Foreign Currency, to the London Administrative Office at J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention: London Loans and Agency team, telecopy No. +44 207 777 2360;

(iii) if to the Issuing Bank other than the Administrative Agent, to it at the address or telecopy number set forth separately in writing to the Administrative Agent; and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, Lender or Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender directly affected thereby, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the regularly scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby (it being understood and agreed that (x) any increase in the total Commitments and related modifications approved by each Lender increasing any of its Commitments and by the Required Lenders shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments and (y) any “amend-and-extend” transaction that extends the Maturity Date only for those Lenders that agree to such an extension (which extension may include increased pricing and fees for such extending Lenders, and which extension shall not apply to those Lenders that do not approve such extension) shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments), (v) release any material Guarantor from its obligations under any Guaranty or release all or substantially all of the Collateral, except to the extent permitted hereunder (whether pursuant to any sale or other transfer of the relevant Guarantor or Collateral permitted hereunder, such Guaranty is no longer being required under Section 2.21, or as otherwise permitted hereunder) or with the consent of all the Lenders, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender directly affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Applicable Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such other Applicable Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

                    (c)           Each Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its sole discretion, to release any Lien for the benefit of such Lender on any Collateral under the Collateral Documents (i) upon the termination of all Commitments and payment and satisfaction in full in cash of all Obligations - All Credit Parties, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) if such release is required or permitted under the relevant Collateral Document, (v) as required by law, or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.

(d)           Notwithstanding anything herein to the contrary, Defaulting Lenders shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of determining the Required Lenders, the Commitments and the Loans of such Defaulting Lender shall be disregarded except as provided in Section 2.22(b).

(e)  Notwithstanding anything to the contrary herein or in any other Loan Document, (a) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (i) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to Section 2.08(g)) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders; and (b) Incremental Term Loan Amendment Documents may be executed and shall be effective in accordance with the terms of Section 2.08(g) when signed by the parties required under Section 2.08(g).

(f)  Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents as may be reasonably necessary or advisable to cure any error, ambiguity, omission, defect or inconsistency in order to more accurately reflect the intent of the parties, provided that (x) prior written notice of such proposed cure shall be given to the Lenders and (y) the Required Lenders do not object to such cure in writing to the Administrative Agent within five Business Days of such notice.\
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  The Company shall indemnify each of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including without limitation the syndication and arrangement of this Agreement), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or in any other way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it under this Agreement or any other Loan Document; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)  To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent, Issuing Bank or Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Administrative Agent, Issuing Bank or Swingline Lender in its capacity as such.

(d)  To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except as provided in Section 2.19, provided that any merger of any Foreign Subsidiary Borrower with other Subsidiaries shall not be deemed an assignment provided that the resulting entity assumes all Obligations of such Foreign Subsidiary Borrower in a manner reasonably acceptable to the Administrative Agent, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit or the Swingline Lender that makes any Swingline Loan), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent;

(C) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of a Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of a Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

As used herein, “Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; (c) the Company  or any of the Company’s Subsidiaries or Affiliates, or (d) to any Defaulting Lender or any of its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or any of its Subsidiaries or Affiliates.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)  Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or upon a request for additional payment relating to a Participant (with such disclosure limited to such Participant) under Section 2.14 or 2.16 following a Change in Law.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender (for the avoidance of doubt, it is acknowledged and agreed that with respect to any Foreign Subsidiary Borrower any exercise of a right of setoff by a Lender against the account of such Foreign Subsidiary Borrower shall be limited to the Obligations described in the last sentence of Section 2.09(a)), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of Michigan.

(b)  Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Court of the State of Michigan and any court of the United States District Court sitting in Michigan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Michigan State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c)  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower.  For the purposes of this Section, “Information” means all information received from any Borrower relating to the Company or any of its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

SECTION 9.15.  Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Foreign Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)  The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNIVERSAL FOREST PRODUCTS, INC.

By	/s/ Michael Cole
Michael Cole
Chief Financial Officer

Signature Pages for Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By	/s/ Gregory T. Heim
Name: Gregory T. Heim
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, TORONTO BRANCH, as the
Applicable Lending Installation and Related Party
designated by JPMorgan Chase Bank, N.A. for Loans to
any Borrower in Canada

By	/s/ Steve Voigt
Name: Steve Voigt
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender and as Syndication Agent

By	/s/ Robert M. Jamula
Name: Robert M. Jamula
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Arthur F. Gray
Name: Arthur F. Gray
Title: Senior Vice President

BANK OF AMERICA, N.A.

By	/s/ Joshua J. Dunham
Name: Joshua J. Dunham
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By	/s/ Kristine L. Vigliotti
Name: Kristine L. Vigliotti
Title: Vice President

THE NORTHERN TRUST COMPANY

By	/s/ Phillip McCaulay
Name: Phillip McCaulay
Title: Vice President

Schedule 2.01 – Commitments

Lender	Title	Commitment
JPMorgan Chase Bank, N.A.	Administrative Agent	$75,000,000.00
Wells Fargo Bank, N.A.	Syndication Agent	$75,000,000.00
PNC Bank, National Association		$50,000,000.00
Bank of America, N.A.		$25,000,000.00
The Huntington National Bank		$25,000,000.00
The Northern Trust Company		$15,000,000.00
TOTAL		$265,000,000.00

Schedule 2.05 -- Existing Letters of Credit

Issuing Bank	Face Amount	JPMorgan Reference No.
JPMorgan	3,340,685.00	CPCS-636025
JPMorgan	2,736,987.00	CPCS-636026
JPMorgan	2,534,247.00	CPCS-636027
JPMorgan	3,750,685.00	CPCS-636129
JPMorgan	437,824.00	CPCS-636200
JPMorgan	2,680,000.00	CPCS-635869
JPMorgan	15,800,000.00	CPCS-636209

Schedule 3.06 -- Disclosed Matters (Litigation and Environmental Matters)

None

Schedule 6.02 -- Existing Liens

UCC Filing	Name of Secured Party	Name of Debtor	Description
2002019971-4	Signode Packaging Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2004078355-3	Signode Container Industry Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2004131047-6	Citibank, N.A.	Universal Forest Products, Inc.	Accounts Receivable from The Stanley Works Co.
2008022096-5	Signode Packaging Systems (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2008082056-3	Gulf Great Lakes Packaging	Universal Forest Products, Inc.	Tools and Printers
2008082076-5	Gulf Great Lakes Packaging	Universal Forest Products, Inc.	Tools and Printers
2009024253-3	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2009024259-5	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2009024261-0	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2009024267-2	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2009024268-4	Signode Packaging Systems Sales (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2009118354-0	Sierra Pacific Industries (Consignor)	Universal Forest Products, Inc. (Consignee)	Consigned Inventory
2010009472-1	Tolko Marketing and Sales Ltd. (Consignor)	UFP Purchasing, Inc. (Consignee)	Consigned Inventory
2011118232-7	Exterior Portfolio, LLC	Universal Forest Products, Inc.	Property sold to Universal Forest Products, Inc. by Exterior Portfolio, LLC

Schedule 6.04(a) -- Existing Investments, Loans and Advances

Legal Entity	Description	Balance as of 10/29/2011

Universal Forest Products, Inc.	Officers Stock Notes Receivable	$294,113
	Employers' Stock Assistance Receivable	$1,144,877
	Fleetfoot Note Receivable	27,792
(1)	Cash Surrender Value of Investments for Deferred Compensation	-
(1)	Current Market Value of Investments for Deferred Compensation	-

UFP Eastern Division, Inc.	Wappinger Gardens Note Receivable	$1,000,000
	Elkhart Land Contract	$895,000
	Barnette Note Receivable	$5,000,000

UFP Atlantic Division, Inc.	Excel Homes Note Receivable	$1,000,000

UFP Transportation, Inc.	H&H Trucking Inc Note Receivable	$16,513

	Total Investments, Loans and Advances	$9,378,296

(1)
These assets have an offsetting liability on the company's balance sheet representing an obligation  for future distribution to officers and directors of the company; therefore, the assets are not scheduled

Schedule 6.08 – Restrictive Agreements

None

Exhibit A - Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of _____________]

3.	Borrowers:	______________________________

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of November 14, 2011 among Universal Forest Products, Inc., certain Foreign Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loan
	$	$	%
	$	$	%
	$	$	%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

Consented to

[NAME OF RELEVANT PARTY]

By
Title:

3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest transferred by it hereunder, (ii) the Assigned Interest transferred by it hereunder is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions by it contemplated hereby.  Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Michigan.

Exhibit B --  Foreign Subsidiary Borrower Agreement

FOREIGN SUBSIDIARY BORROWER AGREEMENT

THIS FOREIGN SUBSIDIARY BORROWER AGREEMENT (this “Agreement”), dated as of _____________, 20__, is entered into by _________________, a ________________ (the “New  Foreign Subsidiary Borrower”), Universal Forest Products, Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to the Credit Agreement (as amended or modified from time to time, the “Credit Agreement”), dated as of November 14, 2011, among the Company, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS, the parties to this Foreign Subsidiary Borrower Agreement wish to designate the New Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Foreign Subsidiary Borrower Agreement is entered into pursuant to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.           The New Foreign Subsidiary Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and unconditionally agrees to: (a) join the Credit Agreement and the other Loan Documents as a Foreign Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Foreign Subsidiary Borrower in the Credit Agreement and the other Loan Documents; and (c) perform all obligations required of it as a Foreign Subsidiary Borrower by the Credit Agreement and the other Loan Documents.

2.           The New Foreign Subsidiary Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) The New Foreign Subsidiary Borrower is a Wholly-Owned Subsidiary of the Company and satisfies all conditions to becoming a Foreign Subsidiary Borrower under the Credit Agreement.

(b) The representations and warranties with respect to it contained in, or made or deemed made by it in, the Credit Agreement and any other Loan Document are true and correct in all material respects on the date hereof.

(c) The execution, delivery and performance by the New Foreign Subsidiary Borrower of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate, stockholder and other action.  This Agreement has been duly executed and delivered by the New Foreign Subsidiary Borrower and constitutes a legal, valid and binding obligation of the New Foreign Subsidiary Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)           The execution, delivery and performance by the New Foreign Subsidiary Borrower of this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the New Foreign Subsidiary Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the New Foreign Subsidiary Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the New Foreign Subsidiary Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the New Foreign Subsidiary Borrower or any of its Subsidiaries.

(e)           The address and jurisdiction of incorporation of the Foreign Subsidiary Borrower is set forth in Schedule A to this Agreement.

3.           The Company and each other Borrower represents and warrants to the Administrative Agent and the Lenders that (a) no Default shall have occurred and be continuing hereunder as of the date hereof; and (b) the representations and warranties made by the Borrowers and contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date).

4.           Each Guarantor agrees that its Guaranty shall remain in full force and effect after giving effect to this Foreign Subsidiary Borrower Agreement, including without limitation after including the New Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement.

5.           The New Foreign Subsidiary Borrower shall not become a Foreign Subsidiary Borrower under the Credit Agreement until (a) this Agreement is signed by all parties hereto and by the Administrative Agent and where indicated below and (b) the Administrative Agent shall have received such documents (including legal opinions) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the New Foreign Subsidiary Borrower, the authorization of Borrowings as they relate to the New Foreign Subsidiary Borrower and any other legal matters relating to the New Foreign Subsidiary Borrower and this Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

6.           Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.  This Foreign Subsidiary Borrower Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing.  This Foreign Subsidiary Borrower Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Foreign Subsidiary Borrower Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Foreign Subsidiary Borrower Agreement.  This Foreign Subsidiary Borrower Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

7.           [If a New Foreign Subsidiary Borrower, such other modifications to the Credit Agreement provisions reasonably requested by the Administrative Agent relating to laws, regulations and standard practice of the jurisdiction of the New Foreign Subsidiary Borrower].

2

IN WITNESS WHEREOF, each of the undersigned has caused this Foreign Subsidiary Borrower Agreement to be duly executed and delivered as of the day and year set forth above.

as a Foreign Subsidiary Borrower

By
Name:
Title:

UNIVERSAL FOREST PRODUCTS, INC.

By
Name:
Title:

UNIVERSAL FOREST PRODUCTS, INC.

By
Name:
Title:

[EXISTING FOREIGN SUBSIDIARY BORROWERS]

By
Name:
Title:

[GUARANTORS]

By
Name:
Title:

Acknowledged and Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

3

  SCHEDULE A

ADMINISTRATIVE INFORMATION

Jurisdiction of organization:

Address:

4

Exhibit C --  Foreign Subsidiary Borrower Termination

FOREIGN SUBSIDIARY BORROWER TERMINATION

THIS FOREIGN SUBSIDIARY BORROWER TERMINATION (this “Agreement”), dated as of _____________, 20__, is entered into by _________________, a ________________ (the “Foreign Subsidiary Borrower”), Universal Forest Products, Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to the Credit Agreement (as amended or modified from time to time, the “Credit Agreement”), dated as of November 14, 2011, among the Company, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS, the parties to this Agreement wish to remove the Foreign Subsidiary Borrower as a Foreign Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Agreement is entered into pursuant to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.           The Foreign Subsidiary Borrower’s ability to request or obtain Loans under the Credit Agreement is hereby irrevocably terminated.  The Foreign Subsidiary Borrower shall no longer be considered a Foreign Subsidiary Borrower for purposes of requesting or obtaining Loans and, upon payment in full of all Loans made directly to the Foreign Subsidiary Borrower and any interest, fees and other Obligations related thereto, the Foreign Subsidiary Borrower shall no longer be a party to the Credit Agreement.

2.           Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.  This Foreign Subsidiary Borrower Termination shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Foreign Subsidiary Borrower Termination may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Foreign Subsidiary Borrower Termination by telecopy shall be effective as delivery of a manually executed counterpart of this Foreign Subsidiary Borrower Termination.  This Foreign Subsidiary Borrower Termination shall be governed by, and construed in accordance with, the law of the State of Michigan.

IN WITNESS WHEREOF, each of the undersigned has caused this Foreign Subsidiary Borrower Termination to be duly executed and delivered as of the day and year set forth above.

as a Foreign Subsidiary Borrower

By
Name:
Title:

UNIVERSAL FOREST PRODUCTS, INC.

By
Name:
Title:

Acknowledged and Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

2

Exhibit D --  Form of Guaranty

GUARANTY AGREEMENT

PARTIES

THIS GUARANTY AGREEMENT, dated as of November 14, 2011 (this "Guaranty"), is made by UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), [Guarantors to be determined] (collectively referred to as the "Guarantors") in favor of each of the Obligation Holders as defined below.

RECITALS

A.           The Company and the Foreign Subsidiary Borrowers party thereto from time to time (the “Foreign Subsidiary Borrowers” and collectively referred to with the Company as the "Borrowers", and each of them individually as a "Borrower"), the lenders party thereto from time to time (such lenders, together with any other lenders now or hereafter parties to the Credit Agreement as defined below, collectively referred to as the "Lenders"), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with any successors or assigns, the "Administrative Agent"), have executed a Credit Agreement dated as November 14, 2011 (as amended or modified from time to time, and together with any agreement executed in replacement therefor or otherwise refinancing such credit agreement, the "Credit Agreement").

B.            Pursuant to the terms of the Loan Documents, the Obligation Holders have agreed to make certain extensions of credit to the Borrowers.

C.           The Foreign Subsidiary Borrowers, the Company, and the other Guarantors are engaged in related businesses, and the Guarantors have derived or will derive substantial direct and indirect benefit from the making of the extensions of credit by the Obligation Holders.

D.           The obligation of the Obligation Holders to make or continue to make certain extensions of credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty, and the extensions of credit under the Credit Agreement were made in reliance upon the issuance of this Guaranty.

AGREEMENT

In consideration of the premises and to induce the Obligation Holders to make loans, extend credit or make other financial accommodations, and to continue to keep such credit and other financial accommodations available to the Borrowers, each Guarantor hereby agrees with and for the benefit of the Obligation Holders as follows:

1.             Defined Terms.  As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:

"Cumulative Guarantors" shall mean the Guarantors and all other future guarantors of the Guaranteed Obligations.

"Guaranteed Obligations" shall mean the Obligations - All Credit Parties, as defined in the Credit Agreement.

"Obligation Holders" is defined in the Credit Agreement.

All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.             Guarantee.  (a) Each Guarantor hereby guarantees to the Obligation Holders, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Guaranteed Obligations.

                     (b)           All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Obligation Holder pro rata in accordance with the unpaid amount of Guaranteed Obligations held by each Obligation Holder at the time of such payment.

(c)           The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by any Obligation Holder in connection with enforcing the obligations of any of the Guarantors hereunder including without limitation the reasonable fees and disbursements of counsel.

3.             Consents to Renewals, Modifications and other Actions and Events.  This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by:  (a) any amendment, assignment, transfer, modification of or addition or supplement to the Guaranteed Obligations or any Loan Document; (b) any extension, indulgence, increase in the Guaranteed Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or any acceptance of security for, or other guaranties of, any of the Guaranteed Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (d) any waiver by any Obligation Holder or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any other guaranties or otherwise with respect to the Guaranteed Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or any of the Loan Documents; (f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower or any other Cumulative Guarantor of the Guaranteed Obligations; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Guaranteed Obligations or contained in any of the Loan Documents, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder or constitute a defense hereto, including without limitation any act or omission by any Obligation Holder or any other person which increases the scope of any Guarantor's risk; and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Guarantor.  Each Guarantor warrants to the Obligation Holders that it has adequate means to obtain from the Borrowers on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on any Obligation Holder to provide such information either now or in the future.

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           4.              Waivers, Etc.  Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Obligation Holder, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from any Borrower and protest for non-payment or dishonor; (c) any right to the exercise by any Obligation Holder of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement of diligence or marshaling on the part of any Obligation Holder; (e) any requirement that any Obligation Holder, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Obligation Holder may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Obligation Holder's administration of any of the Guaranteed Obligations, any of the Loan Documents or any other Cumulative Guarantor, or any other act or omission of any Obligation Holder which changes the scope of such Guarantor's risk.  The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

5.             Nature of Guaranty; Payments.  This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Obligation Holder with respect to any Borrower, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Obligation Holder of any such rights and remedies, such pursuit being hereby waived by each Guarantor.  The obligations of each Guarantor hereunder shall be continuing and shall continue (irrespective of any statute of limitations otherwise applicable) and cover and include all the Guaranteed Obligations of the Borrowers accruing or in the process of accruing to the Obligation Holders before the Obligation Holders deliver to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice President, or a Vice President of each Obligation Holder.  Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Guaranteed Obligations and the expiration or termination of all the Loan Documents.  All payments to be made by the Guarantors hereunder shall be made without set-offs or counterclaim, and each Guarantor hereby waives the assertion of any such set-offs or counterclaims in any proceeding to enforce its  obligations hereunder.  All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Obligation Holders such additional amounts as may be necessary to ensure that the Obligation Holders shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made.  Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Obligation Holder to any of the Guaranteed Obligations must be returned by such Obligation Holder for any reason, whether by court order, administrative order, or settlement and whether as a "voidable preference", "fraudulent conveyance" or  otherwise, each Guarantor remains liable for the full amount returned as if such amount had never been received by such Obligation Holder, notwithstanding any termination of this Guaranty or any cancellation of any of the Loan Documents and the Guaranteed Obligations and all obligations of each Guarantor hereunder shall be reinstated in such case.

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6.             Evidence of Guaranteed Obligations.  Each Obligation Holder's books and records showing the Guaranteed Obligations shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Guaranteed Obligations due from the Borrowers and shall constitute prima facie proof, absent manifest error, of the Guaranteed Obligations of the Borrowers to such Obligation Holder, as well as the obligations of each Guarantor to such Obligation Holder.

7.             Subordination, Subrogation, Contribution, Etc.  Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of any Borrower to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of such Borrower to the Obligation Holders, and no Guarantor shall have any right of subrogation, contribution (including but without limitation the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of such Borrower unless and until all Guaranteed Obligations shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and all Loan Documents have expired or been terminated.  Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the relevant Borrower with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below.  If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative Guarantors in respect of the Guaranteed Obligations shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.  If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

For purposes of this Guaranty, the "Payment Share" of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration or otherwise (the "Determination Date") reduced by the amount of  such Guaranteed Obligations attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.

8.             Assignment by Obligation Holders.  Each Obligation Holder shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Guaranteed Obligations. Each Obligation Holder's successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.

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9.             Joint and Several Obligations.  The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Guaranteed Obligations to the extent provided herein regardless of any other Cumulative Guarantors, and each Obligation Holder shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.

10.           Representations and Warranties.  Each Guarantor hereby represents and warrants to the Obligation Holders that:

(a)           the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate, company, or partnership powers, have been duly authorized by all necessary corporate, company, or partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, articles of organization, certificate of limited partnership or other charter documents or bylaws, operating agreement or partnership agreement of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

(b)           this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against the Guarantor in accordance with its terms;

(c)           as of the date hereof, each of the following is true and correct for each Guarantor, assuming value is given to the rights of contribution and subrogation as described in Section 7 hereof: (i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and

(d)           the Foreign Subsidiary Borrowers, the Company, and the other Guarantors are engaged as an integrated group in the business of providing related services; that the integrated operation requires financing on such a basis that credit supplied to the Borrowers can be made available from time to time to various subsidiaries of the Borrowers, as required for the continued successful operation of the integrated group as a whole; and that each Guarantor has requested the Obligation Holders to continue to lend and to make credit available to the Borrowers for the purpose of financing the integrated operations of the Borrowers and their subsidiaries, including each Guarantor other than the Company, with each Guarantor expecting to derive benefit, direct or indirectly, from the loans and other credit extended by the Obligation Holders to the Borrowers, both in such Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole.  Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

11.           Binding on Successors and Assigns.  This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.

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12.           Indemnity.  As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Obligation Holder that, should the Guaranteed Obligations not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Guaranteed Obligations or the Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Obligation Holder at any time, each Guarantor as original and independent obligor, upon demand by the Obligation Holders, will make payment to the Obligation Holders of the Guaranteed Obligations by way of a full indemnity.

13.           Cumulative Rights and Remedies, Etc.  The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder.  No course of dealing on the part of any Obligation Holder, nor any delay or failure on the part of any Obligation Holder in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Obligation Holders' rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.  No right or remedy conferred upon or reserved to any Obligation Holder under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law.  Every right and remedy given by this Guaranty or by applicable law to the Obligation Holders may be exercised from time to time and as often as may be deemed expedient by any Obligation Holder.

14.           Severability.  If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision  hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible.  If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount of which this Guaranty is determined to be enforceable.

15.           Additional Guarantors.  Additional Guarantors can join this Guaranty at any time after the date hereof pursuant to a joinder or other agreement satisfactory to the Administrative Agent, and the Guarantors agree to execute any such joinder or other agreement reasonably requested by the Administrative Agent.  With respect to any such additional Guarantor that is a Foreign Subsidiary, the Guarantors will agree to any additional term with respect to such additional Guarantor that is reasonably required by the Administrative Agent as a result of any requirements of the law of the jurisdiction in which such additional Guarantor is organized.

16.           Merger; Amendments.  This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof.  Each Guarantor’s liability hereunder is independent of and in addition to its liability under any other guaranty previously of subsequently executed.  No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty.  None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of each Obligation Holder and the Guarantors.

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17.           Consent to Jurisdiction.  Notwithstanding the place where any Guaranteed Obligation originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Guaranty, any of the Loan Documents, or any borrowing made in connection with any of the Loan Documents, may be instituted in any court of the United States of America or the State of Michigan, sitting in the City of Detroit, State of Michigan, and each Guarantor hereby irrevocably waives any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such suit, action or proceeding has been brought in an inconvenient forum; and each Guarantor hereby irrevocably submits his person and property to the jurisdiction of any such court in any such suit, action or proceeding.  Each Guarantor hereby consents to the service of process in any suit, action or proceeding of the nature referred to in this Section 17 by the mailing of a copy thereof by registered or certified mail, postage prepaid, or personally delivering a copy thereof to such Guarantor, at the address set forth under its signature below, or at such other address as such Guarantor may hereafter specify to the Obligation Holders in writing.  Nothing in this Section 17 shall affect the right of any Obligation Holder to serve process in any other manner permitted by law or limit the right of the Obligation Holders to bring proceedings against any Guarantor or any of its property in the courts of any other jurisdiction in which it is subject to service of process.  To the extent that any Guarantor now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Guaranty or the transactions contemplated  hereby, to claim itself or its revenues, assets or properties any immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment, attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), such Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law.  Each Guarantor irrevocably and generally consents in respect of any proceedings to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever of any order or judgment which may be made or given in those proceedings.

18.           Governing Law; Headings.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the choice of law principles of such state.  The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

19.           Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to the documentation relating to the Guaranteed Obligations is essential.  That currency or those currencies are also the currency of account and payment under this Guaranty.  If any Guarantor is unable for any reason to effect payment of a specific currency (other than Dollars) as required by the preceding sentence or if any Guarantor defaults in the payment when due of any amount of a specific currency (other than Dollars) under this Guaranty, the Obligation Holders may, at the option of the Administrative Agent, require such payment to be made to the office of the Administrative Agent in Chicago, Illinois (or such other office as the Administrative Agent may direct in a notice to the Guarantors) in the equivalent amount in Dollars at the Administrative Agent's then current selling rate for electronic transfers of that currency to the place or places where the Guaranteed Obligations were payable.  In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Administrative Agent and the other Obligation Holders have an independent cause of action against the Guarantors for the deficiency.

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20.           Notices.  . (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Guarantor, to it at 2801 Beltline NE, Grand Rapids, MI 49505, Attention: Chief Financial Officer, (Telecopy No.: 616-361-7534; Telephone No.: 616-365-1540; e-mail: mcole@ufpi.com);

  (ii) if to any Obligation Holder, to it at its address for notices determined under the Credit Agreement.

                          (b)  Notices and other communications to the Obligation Holders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

   (c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

21.         WAIVER OF JURY TRIAL.  THE OBLIGATION HOLDERS, IN ACCEPTING THIS GUARANTY, AND THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM.  NEITHER THE OBLIGATION HOLDERS NOR THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE OBLIGATION HOLDERS OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.  THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE OBLIGATION HOLDERS BY THE GUARANTORS WITHOUT ANY DURESS OR COERCION, AND AFTER EACH GUARANTOR HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO.  EACH GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY AND OF EACH LOAN DOCUMENT.

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EXECUTED and effective as of the day and year first above written.

UNIVERSAL FOREST PRODUCTS, INC.

By:

Print Name:

Its:

[Guarantors TBD]

By:

Print Name:

Its:

9

Exhibit E -- Lender Addition and Acknowledgement Agreement

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

Dated: ________, 20__

Reference is made to the Credit Agreement (as amended or modified from time to time, the “Credit Agreement”), dated as of November 14, 2011, is among Universal Forest Products, Inc., the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent.  Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

The Borrowers and _________________________________ (the “[New or Current] Lender”) agree as follows:

1.           Subject to Section 2.08 of the Credit Agreement and this Lender Addition and Acknowledgement Agreement, the Borrowers hereby increase the Aggregate Commitments from $__________ to $_____________ (such increase shall be in increments of $10,000,000 and aggregate amount of all increases in the Aggregate Commitments and Incremental Term Loans under Section 2.08 shall not exceed $90,000,000).  This Lender Addition and Acknowledgement Agreement is entered into pursuant to, and authorized by, Section 2.08 of the Credit Agreement.

2.           The parties hereto acknowledge and agree that, as of the date hereof and after giving effect to this Lender Addition and Acknowledgment Agreement, the Aggregate Commitment and the Commitment of each Lender under the Credit Agreement, including without limitation, the [New or Current] Lender, are set forth on Schedule 2.01 hereto, and that Schedule 2.01 hereto replaces Schedule 2.01 to the Credit Agreement as of the Effective Date.

3.           [If requested by the Current Lender, the Current Lender attaches the notes delivered to it under the Credit Agreement and requests that the Borrowers exchange such notes for new notes in the amount of its revised Commitment][ If requested by the New Lender, the New Lender requests that the Borrowers issue notes in the amount of its Commitment.]

4.           The [New or Current] Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Addition and Acknowledgment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to execute and perform this Lender Addition and Acknowledgment Agreement and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent specified herein, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Lender Addition and Acknowledgment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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5.           The effective date for this Lender Addition and Acknowledgement Agreement shall be (the “Effective Date”).  Following the execution of this Lender Addition and Acknowledgement Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

6.           Upon such consents, acceptance and recording, from and after the Effective Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and to the extent provided in this Lender Addition and Acknowledgement Agreement, have the rights and obligations of a Lender under each such agreement.

7.           Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

8.           The Company represents and warrants to the Administrative Agent and the Lenders that (a) no Default shall have occurred and be continuing hereunder as of the Effective Date; and (b) the representations and warranties made by the Borrowers and contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date).

9.           Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing.

10.           This Lender Addition and Acknowledgment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Lender Addition and Acknowledgment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Lender Addition and Acknowledgment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Lender Addition and Acknowledgment Agreement.  This Lender Addition and Acknowledgment Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

UNIVERSAL FOREST PRODUCTS, INC.

By
Name:
Title:

11

[ANY FOREIGN SUBSIDIARY BORROWERS]

By
Name:
Title:

[CURRENT LENDER OR NEW LENDER]

By
Name:
Title:

Acknowledged and Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

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Schedule 2.01

Lenders and Commitments
(as of the Effective Date)

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Exhibit F --  Mandatory Cost

MANDATORY COST

1.  The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.  On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower, deliver to the Borrower a statement setting forth the calculation of Mandatory Costs.

3.  The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.  The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)           in relation to a Loan in Sterling:

AB + C(B – D) + E × 0.01 percent per annum
100 – (A + C)

 (b)           in relation to a Loan in any currency other than Sterling:

E x 0.0
1           per cent per annum.

Where:

A  is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B  is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C  is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

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D  is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E  is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.  For the purposes of this Exhibit:

(a)  “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)  “Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)  “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)  “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)  “Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)  “Reference Banks” means, in relation to Mandatory Cost, the principal London, England offices of JPMorgan Chase Bank, N.A.

(g)  “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(h)  “Unpaid Sum” means any sum due and payable but unpaid by any Borrower under the Loan Documents.

6.  In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.  If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

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8.  Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)  the jurisdiction of its Facility Office; and

(b)  any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.  The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.  The Administrative Agent shall have no liability to any person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.  The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank, as applicable, pursuant to paragraphs 3, 7 and 8 above.

12.  Any determination by the Administrative Agent pursuant to this Exhibit in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.  The Administrative Agent may from time to time, after consultation with the Borrower and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Exhibit D in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

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Exhibit G --  Form of Pledge Agreement

PLEDGE AGREEMENT AND IRREVOCABLE PROXY
[Without Limit in the Aggregate Amount]

This PLEDGE AGREEMENT, dated as of ________________ ___ , 20__ (this "Pledge Agreement"), is given by ____________, a __________ corporation (the "Pledgor"), in favor of JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as collateral agent (the "Collateral Agent") under the Intercreditor Agreement referred to below.

RECITALS

A.         The Creditors (as defined in the Intercreditor Agreement) and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to the Intercreditor Agreement (as defined below) relating to the collateral granted by the Pledgor to the Creditors.

B.         The Pledgor is required to enter into this Pledge Agreement and has agreed to pledge to the Collateral Agent, for the benefit of the Creditors, and grant a first-priority security interest to the Collateral Agent, for the benefit of the Creditors, in and to the collateral described herein and to execute this Pledge Agreement.

C.         The Pledgor has determined that it is to its benefit and in its financial interest to execute this Pledge Agreement, and is entering into this Pledge Agreement in order to induce the Creditors to extend credit or continue to extend credit to the Borrowers (as defined in the Bank Credit Agreement) and to secure the Subject Obligations.

Accordingly, the parties hereby agree as follows:

AGREEMENT

1.           Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement. Terms defined in the UCC which are not otherwise defined in this Pledge Agreement are used herein as defined in the UCC.  As used in this Pledge Agreement, the following terms shall have the following meanings:

"Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Detroit and New York City for the conduct of substantially all of their commercial lending activities.

"Collateral" means the Pledged Equity Interests (whether constituting Investment Property, General Intangibles or any other type of assets) and including without limitation (a) all present and future Investment Property, Instruments, General Intangibles, Equity Interest Rights, cash or any other type of assets the Pledgor is or may become entitled to because it owns or has an interest in the Collateral; (b) all present and future substitutions, replacements, and additions, and (c) all present and future Proceeds and Supporting Obligations with respect to any of the foregoing.

"Company" means Universal Forest Products, Inc., a Michigan corporation.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-106 of Article 9 of the UCC.

“Control Agreement” means a control agreement, in form and substance satisfactory to the Collateral Agent, pursuant to which the Collateral Agent is granted Control over any Collateral.

“Controlled” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

"Creditors" is defined in the Intercreditor Agreement.

“Default” means a Special Event of Default as defined in the Intercreditor Agreement.

"Equity Interests" means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Equity Interest Rights” means all dividends, instruments or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral or other Collateral, any right to receive Equity Interests and any right to receive earnings, in which the Pledgor now has or hereafter acquire any right, issued by an issuer of such Equity Interests.

“Exhibit” refers to a specific exhibit to this Pledge Agreement, unless another document is specifically referenced.

"Foreign Law" means the laws of the country and any applicable political subdivision thereof where any Pledged Subsidiary is organized, as applicable.

"Foreign Pledge" means any separate or other supplemental pledge or other collateral documents executed at any time in connection herewith and governed by any applicable Foreign Law with respect to the pledge of all or any part of the Equity Interests of the Pledged Subsidiaries, each of which pledge or other collateral documents shall in form and substance reasonably satisfactory to the Collateral Agent.

"Foreign Subsidiary" means each Subsidiary organized under the laws of a jurisdiction outside of the United States.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

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“Intercreditor Agreement” means the Intercreditor Agreement dated as of November 13, 1998 among the Creditors and JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent for the Creditors, as amended or modified from time to time, provided that, as used in this Pledge Agreement, any references to the Intercreditor Agreement shall be without giving effect to any such amendments or modifications thereto after the date hereof unless such amendments or modifications have been consented to by the Pledgor or do not create any additional obligations on, or impair any of the rights of, the Pledgor or any of its Subsidiaries.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Majority Creditors” is defined in the Intercreditor Agreement.

"Pledge Agreement" means this pledge agreement, as it may be amended from time to time.

"Pledged Equity Interests" means the Equity Interests listed on Schedule A hereto.

"Pledged Subsidiaries" means each Subsidiary of the Pledgor listed on Schedule A hereto that has all or any part of its Equity Interests included in the Pledged Equity Interests at any time, and any other Person that has all or any part of its Equity Interests included in the Pledged Equity Interests at any time.

"Pledgor" is defined in the introductory paragraph of this Pledge Agreement.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC.

“Section” means a numbered section of this Pledge Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Subject Obligations” is defined in the Intercreditor Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

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“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Michigan or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent's or any Creditor's Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.           Grant of Security Interest.  For value received and pursuant to the Intercreditor Agreement and the Financing Agreements, the Pledgor hereby grants a first-priority security interest to the Collateral Agent, for the benefit of the Creditors and to secure the Subject Obligations, in and to all of the Collateral.

3.           Representations and Warranties.  The Pledgor represents and warrants to, and agrees with, the Collateral Agent for the benefit of itself and the Creditors as follows:

(a) The Pledged Equity Interests are described on Schedule A hereto.  The Pledgor represents that the pledge hereunder has been noted on the books and records of each Pledged Subsidiary and all other action has been or promptly will be taken (to the extent requested by the Collateral Agent) under all Foreign Laws to perfect the security interests hereunder.  The Pledgor agrees that if the Collateral is evidenced by any certificate or instrument at any time, the Pledgor shall immediately deliver the original thereof to the Collateral Agent, accompanied by an instrument of assignment or transfer duly executed in blank by the Pledgor as the owner named in such certificate or certificates.

(b)  The Pledged Equity Interests are duly authorized and validly issued, fully paid and nonassessable and constitute at least 65% of all of the issued and outstanding shares of the Equity Interests of the Pledged Subsidiaries entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of all issued and outstanding Equity Interests of the Pledged Subsidiaries which are not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

(c) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of all Liens other than the Lien of Collateral Agent hereunder, with full right and power to deliver, pledge and assign the Collateral to the Collateral Agent hereunder.  The Pledgor is not a party to any agreement with respect to any of the Collateral (other than this Pledge Agreement, the other Financing Agreements and as permitted by the Financing Agreements) that would restrict the sale or other transfer of any of the Collateral or the payment of any dividend or other distributions or proceeds on or with respect to any of the Collateral, and will not enter into any such agreement without the prior written consent of the Collateral Agent.

(d) The pledge of the Collateral pursuant to this Pledge Agreement creates in favor of the Collateral Agent a valid and perfected first priority security interest in the Collateral enforceable against the Pledgor and all third parties and securing the payment of the Subject Obligations and will create a security interest enforceable against all Collateral at the time the Pledgor acquires any right therein.

(e) None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f) There are existing no options, warrants, calls or commitments of any character whatsoever relating to the Collateral.

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(g) No consent, approval, authorization, or other action by, and no giving of notice, or filing with, any Governmental Authority or any other Person is required for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by the Pledgor, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(h) No consent, approval, authorization, or other action by, and no giving of notice, or filing with, any Governmental Authority or any other Person is required for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement or for the remedies in respect of the Collateral pursuant to this Pledge Agreement, except (i) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, and (ii) as may be required under any applicable Foreign Law.

(i)  This Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles affecting the availability of specific performance and other remedies.

(j)  Neither the execution and delivery by the Pledgor of this Pledge Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any (i) law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Pledgor, including without limitation any Foreign Law, or (ii) the provisions of any indenture, instrument or agreement to which the Pledgor is a party or is subject, or by or which it, or its property, is bound, or conflict with or constitute a default thereunder, or (iii) result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement, except, in the case of subparts (ii) or (iii), to the extent such contravention or default or Lien are not material and would not cause a Default.

4.           Covenants.

(a) The Pledgor will warrant and defend the security interest herein created in favor of the Collateral Agent, against all claims of all persons, and will maintain and preserve such security interest.

(b) So long as no Default exists, the Pledgor shall be entitled to vote the Pledged Equity Interests, provided that at no time shall the Pledgor vote any of the Pledged Equity Interests or other Collateral (i) in favor of any issuer of Pledged Equity Interests or other Collateral taking any action or consenting to any action that would cause a Default, (ii) which would have the effect of impairing the rights of the Collateral Agent in respect of such Collateral (except as permitted by the Financing Agreements) or (iii) which would be contrary to any Financing Agreement.

(c) The Pledgor will take all action reasonably requested by the Collateral Agent to ensure that the Collateral Agent has at all times a first priority, perfected security interest in at least 65% of all issued and outstanding Equity Interests of the Pledged Subsidiaries entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of all issued and outstanding Equity Interests of the Pledged Subsidiaries which are not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).  The Pledgor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral.

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(d) The Pledgor has or is herewith delivering to the Collateral Agent for the benefit of the Creditors any originals of all certificates representing or evidencing any of the Collateral and taking such other action acceptable to the Collateral Agent and the Majority Creditors to perfect the security interest in the Collateral granted hereby.  The Pledgor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property or General Intangibles not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the security interests of the Collateral Agent granted pursuant to this Pledge Agreement.  The Pledgor agrees to deliver such other documents and agreements, and take such other actions, in connection herewith as reasonably requested by the Collateral Agent at any time, including with limitation such additional collateral agreements under applicable Foreign Laws, resolutions approving this Pledge Agreement and the pledge hereunder and under any applicable Foreign Law documents, any original certificates representing or evidencing any of the Collateral and related assignment and transfer powers and opinions of counsel as the Collateral Agent may reasonably require from time to time.  If any Equity Interests owned by the Pledgor shall at any time constitute a Security or, to the knowledge of the Pledgor, the issuer of any such Equity Interests shall take any action to have such interests treated as a Security, then the Pledgor shall give prompt written notice thereof to the Collateral Agent and (i) cause all certificates or other documents constituting such Security to be delivered to the Collateral Agent and, if within the control of the Pledgor, cause such Security to be properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) take all commercially reasonable action to cause the issuer of such Security or a securities intermediary relating to such Security to enter into a Control Agreement with the Collateral Agent and, if within the control of the Pledgor, cause such Security to be properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

(e) Except to the extent permitted by the Financing Agreements, the Pledgor will not (i) permit or suffer any issuer of Equity Interests constituting Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for sales of assets permitted by the Financing Agreements) or merge or consolidate with any other entity, or (ii) vote any such Pledged Equity Interests in favor of any of the foregoing.

(f) So long as no Default has occurred and is continuing, the Pledgor shall be entitled to collect and receive for its own use all cash dividends and other distributions with respect to the Collateral to the extent not in violation of the Financing Agreements, provided that after and during the continuance of a Default, all dividends, distributions and other proceeds of Collateral and any other Collateral shall be paid or delivered, as the case may be, to the Collateral Agent (except as otherwise provided in the Financing Agreements); provided however, that until actually paid, all rights to such distributions shall remain subject to the security interest created by this Pledge Agreement and be held in trust for the Collateral Agent.

(g) The Pledgor shall promptly (a) cause each Pledged Subsidiary to adopt any resolution, amend its organizational documents, execute such additional pledge and other collateral documents in such Pledged Subsidiary’s jurisdiction and take any other action as requested by the Collateral Agent and necessary or advisable to carry out the undertakings in this Pledge Agreement in form satisfactory to the Collateral Agent and (b) deliver, or caused to be delivered, to the Collateral Agent all such certificates, legal opinions, share certificates and stock powers, general partner, shareholder or other consents and other documents and agreements as the Collateral Agent may reasonably request in connection with this Pledge Agreement.

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5.           Registration Rights.  If any Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Pledgor will at each such time give notice to the Collateral Agent of such Pledged Subsidiary's intentions so to do.  Upon the request of the Collateral Agent given 30 days after receipt of such notice, the Pledgor will cause all Pledged Equity Interests of such Pledged Subsidiary to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Equity Interests so registered by the holders thereof.  The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Pledgor or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Equity Interests sold pursuant to any such registration statement shall be borne by the sellers thereof.  As expeditiously as possible after the effective date of any such registration statement, the Pledgor will deliver in exchange for any certificates representing shares of Pledged Equity Interests so registered pursuant to such registration, which bear any restrictive legend, new Pledged Equity Interests certificates not bearing such legend or any similar legend.  In the event of any such registration, the Pledgor hereby agrees to indemnify and hold harmless the Collateral Agent and the Creditors as pledgee of the Pledged Equity Interests against any losses, claims, damages or liabilities to which the Collateral Agent and the Creditors may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Collateral Agent and the Creditors for any legal or other expenses reasonably incurred by the Collateral Agent and the Creditors in connection with investigating or defending any such loss, claim, damage or liability.  The indemnifications contained in this paragraph shall include each person, if any, who controls the Collateral Agent or any Creditor.

6.           Events of Default; Remedies.  (a)  Upon the occurrence and during the continuance of a Default the Collateral Agent shall have all of the rights and remedies provided by law and/or by this Pledge Agreement and/or by any other Collateral Document, including but not limited to all of the rights and remedies of a secured party under the UCC.  The Pledgor hereby authorizes the Collateral Agent to sell all or any part of the Collateral at public or private sale and to apply the proceeds of such sale to the reasonable costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Collateral Agent) and then to the payment of the other Subject Obligations in the order determined by the Intercreditor Agreement.  Any requirement of reasonable notice shall be met if the Collateral Agent sends such notice to the Pledgor, by registered or certified mail, at least 5 Business Days prior to the date of sale, disposition or other event giving rise to the required notice.  The Collateral Agent or any Creditor may be the purchaser at any such sale.  The Pledgor expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Creditors.  The Collateral Agent shall be under no obligation to preserve rights against prior parties.

(b) The Pledgor hereby waives as to the Collateral Agent and the Creditors any right of subrogation or marshalling of the Collateral and other collateral or security (other than the Collateral) for indebtedness or other obligations owed to the Collateral Agent and the Creditors until the Subject Obligations have been indefeasibly paid in full and all commitments or other obligations of any of the Creditors to make loans or other advances under any of the Financing Agreements have expired or been terminated.  To this end, the Pledgor hereby expressly agrees that any such other collateral or security (other than the Collateral) of the Pledgor or any other party which the Collateral Agent or any Creditor may hold, or which may come to any of their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Pledgor agrees and acknowledges that because of applicable securities laws, the Collateral Agent may not be able to effect a public sale of the Collateral and sales at a private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale.  The Pledgor agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor or the issuer of the Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Pledgor and the issuer would agree to do so.

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(c)  The Pledgor irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all persons designated by the Collateral Agent) as its true and lawful attorney (and agent-in-fact) and the Collateral Agent, or the Collateral Agent's agent, may, upon and after a Default hereunder which has not been waived, with notice to the Pledgor if the Subject Obligations have not been accelerated and without notice if the Subject Obligations have been accelerated, take any action as the Collateral Agent reasonably deems necessary under the circumstances to enforce or otherwise take action in respect to the Collateral as required hereby, or to carry out any other obligation or duty of the Pledgor under this Pledge Agreement.  The Pledgor shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent in connection with such action.

(d) Upon the request of the Collateral Agent after the occurrence and during the continuance of a Default, the Pledgor will furnish to the Collateral Agent, or cause an issuer of Pledged Equity Interests to furnish to the Collateral Agent, any information regarding the Collateral in such detail as the Collateral Agent may specify and will take, or cause (if within its control and, if not within its control, use commercially reasonably efforts to cause) an issuer of Pledged Equity Interests to take, any and all reasonable actions necessary to register or qualify the Pledged Equity Interests to enable the Collateral Agent to consummate a public sale or other disposition of the Collateral.

(e) The proceeds of the Collateral shall be applied by the Collateral Agent to the payment of the Subject Obligations in the order required by the Intercreditor Agreement.

7.           Additional Remedies; Irrevocable Proxy.  (a) Upon the occurrence of a Default, the Collateral Agent shall also have the right to vote the Pledged Equity Interests on all questions.  In the absence of any Default, the Pledgor shall have the right to vote the Pledged Equity Interests on all questions, provided that voting by the Pledgor of the Pledged Equity Interests shall be in conformity with the terms of Section 4(b) hereof.  For purposes hereof, upon the request of the Collateral Agent, the Pledgor shall provide the Collateral Agent with a duly executed proxy or other document with respect to any Pledged Equity Interests in a form reasonably satisfactory to the Collateral Agent.

(b)  Whenever a Default has occurred and is continuing, the Collateral Agent may, but shall not be required, transfer into its name, or into the name of its nominee or nominees, any or all of the Collateral and, as provided above, may vote any or all of the Collateral (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Collateral Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so.

(c)  In furtherance of the foregoing, it is acknowledged that while a Default exists, and subject to the applicable law and organizational documents of the applicable Foreign Subsidiary, the Collateral Agent may vote the Collateral to remove the directors, managers, officers and similar persons of any Pledged Subsidiary, and to elect new directors, managers, officers and similar persons of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Subject Obligations.

8

(d)  The Pledgor agrees that the proxy granted in this Section 7 is coupled with an interest and is and shall be both valid and irrevocable so long as the Collateral is subject to this Pledge Agreement.  The Pledgor recognizes that the Collateral Agent has an interest in the Pledged Equity Interests and other Collateral to secure the Subject Obligations and, to the extent permitted by law, this proxy shall continue in full force and effect until the Subject Obligations are paid in full notwithstanding any time limitations set forth in the by-laws or other organizational documents of the Pledgor or the Pledged Subsidiaries or the general corporation law of the State of Michigan. The Pledgor further acknowledges that the term of said proxy may exceed three years from the date hereof.

(e)  The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion reasonably exercised, to take any action and to execute any instrument that it deems reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Pledge Agreement.

8.           Remedies Cumulative.  No right or remedy conferred upon or reserved to the Collateral Agent and the Creditors under any Financing Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law.  The rights and remedies herein provided, provided in the Foreign Pledges and provided in all other agreements, instruments and documents delivered, or to be delivered, pursuant to or in connection with or to evidence any of the Subject Obligations are cumulative and are in addition to, and not exclusive of, any rights and remedies of a secured party under the UCC or other applicable law.  Every right and remedy of the Collateral Agent and the Creditors under any Financing Agreement or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent and the Creditors.  To the extent that it lawfully may, the Pledgor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Financing Agreement; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Financing Agreement prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.  Notwithstanding anything herein to the contrary, neither the Collateral Agent nor any Creditor shall have any duty to exercise any right or remedy hereunder or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.  The Pledgor agrees with, and consents to, all actions and rights of the Creditors hereunder.

9

9.           Conduct No Waiver.  No waiver of default shall be effective unless in writing executed by the Collateral Agent and waiver of any default or forbearance on the part of the Collateral Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

10.         Governing Law; Definitions.  This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Pledgor agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Pledgor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Pledgor, at the Pledgor's address set forth next to its signature below, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Pledgor or by the mailing thereof by registered or certified mail, postage prepaid to the Pledgor at its address set forth next to its signature below.  Nothing in this paragraph shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or limit the right of the Collateral Agent to bring any such action or proceeding against the Pledgor or its property in the courts of any other jurisdiction.  The Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.  The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

11.         Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to a party hereto at its address or telecopier number set forth on the signature page hereof.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

12.         Rights Not Construed as Duties.  The Collateral Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Collateral Agent has or obtains a security interest hereunder.  If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 15.  The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Equity Interests in its possession and accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

13.         Amendments.  None of the terms and provisions of this Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by the Collateral Agent and the Pledgor.

14.         Severability.  If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect under any applicable law (including without limitation any applicable Foreign Law), the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.  Without limiting the foregoing, notwithstanding anything herein to the contrary, any provision or remedy under this Pledge Agreement which is prohibited and/or void under any applicable Foreign Law shall not be enforceable except as permitted under such applicable Foreign Law giving the same effect to the intent of the parties hereof.  For the avoidance of doubt, any such unenforceable or void provision or remedy shall not affect in any way whatsoever the enforceability of any other provision or remedy under this Pledge Agreement and the provisions of this Section 14 shall apply.

10

15.         Indemnity/Expenses.  (a)  The Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

(b)  The Pledgor will, upon demand, reimburse the Collateral Agent for any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or under the Financing Agreements,  (iv) the failure of the Pledgor to perform or observe any of the provisions hereof, or (v) any present or future filing or registration fees or present or future stamp, documentary, recording, filing or similar tax or other charges payable or ruled payable by any Governmental Authority in respect of this Pledge Agreement shall be paid by the Pledgor, together with interest and penalties, if any.

16.         Successors and Assigns; Termination.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Upon the payment in full in immediately available funds of all of the Subject Obligations and the termination of all commitments to lend under the Financing Agreements, the security interest granted hereunder shall terminate and upon such termination the Collateral Agent shall assign, transfer and deliver without recourse and without warranty (except for the absence of any Liens created by the Creditors) the Collateral to the Pledgor (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement.

17.         Waiver of Jury Trial.  The Collateral Agent and the Creditors, in accepting this Pledge Agreement, and the Pledgor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Pledge Agreement or any related instrument or agreement or any of the transactions contemplated by this Pledge Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them.  Neither the Collateral Agent, the Creditors, nor either Pledgor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  These provisions shall not be deemed to have been modified in any respect or relinquished by either the Collateral Agent and the Creditors or the Pledgor except by a written instrument executed by all of them.

18.         Collateral Agent.  JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Creditors hereunder pursuant to the Intercreditor Agreement.  It is expressly understood and agreed by the parties to this Pledge Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Creditors to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor Agreement.  Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

11

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed as of the day and year first above written.

Pledgor:

[To Be Determined]

Address:	By:
Print Name:
Its:
Attention:
Telecopy No.
Telephone	By:
e-mail:	Print Name:
Its:

12

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent and on behalf of the Creditors

Address:	By:
Print Name:
Its:
Attention:
Telecopy No.
Telephone	By:
e-mail:	Print Name:
Its:

with a copy to:

JPMorgan Chase Bank, N.A., as Collateral Agent

Attention:
Telecopy No.
Telephone
e-mail:

13

SCHEDULE A

Name of Pledged Subsidiary	Jurisdiction of Organization	Total number of issued shares of Pledged Subsidiary	Total number of issued shares or percentage of other Equity Interests of Pledged Subsidiaries owned by the Pledgor	Total number of issued shares or percentage of other Equity Interests of Pledged Subsidiaries pledged by the Pledgor
[To be Determined]

Notwithstanding the foregoing and anything in the Pledge Agreement to the contrary, the amount of the issued and outstanding Equity Interests of each Pledged Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in which a security interest is granted hereunder shall be up to, but not in excess of, 65% of the total of the Equity Interests of each such Pledged Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

14

Exhibit H --  Form of Note

NOTE

[Date]

                _______________________, a ___________________ (the “Borrower”), promises to pay to the order of ____________________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds at the office of JPMorgan Chase Bank, N.A., as Administrative Agent, designated in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in the amounts and at the times required under the Credit Agreement.

The Lender shall, and is hereby authorized to record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Forest Products, Inc., a Michigan corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured and/or guaranteed as more specifically described in the Credit Agreement and other Loan Documents, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

By:
Print Name:
Its:

Exhibit I -- Tax Certificates

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Forest Products, Inc., a Michigan corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Forest Products, Inc., a Michigan corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Forest Products, Inc., a Michigan corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Forest Products, Inc., a Michigan corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders (together with their respective successors and assigns, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]